Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the Board of Directors of VEREIT, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of VEREIT, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for each of the three years in the period ended December 31, 2020 and the related notes and the schedules listed in the Index at Item 15 (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 23, 2021 expressed an unqualified opinion on the Company’s internal control over financial reporting.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Real Estate Investments - Impairments- Refer to Note 2 and Note 5 to the financial statements

Critical Audit Matter Description

The Company performs quarterly impairment review procedures, primarily through monitoring of events and changes in circumstances that could indicate the carrying value of its real estate assets may not be recoverable. The Company assesses the recoverability of real estate assets by determining whether the carrying value of the assets will be recovered from the undiscounted future cash flows expected from the use of the assets and their eventual disposition. Estimating future undiscounted cash flows requires management to make significant estimates and assumptions, including estimating the expected holding period of the assets when assessing recoverability.

In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the carrying value of real estate assets to their respective fair values and recognize an impairment loss. Generally, fair value is determined using a discounted cash flow analysis and recent comparable sales transactions. During 2020, the Company recorded $61.7 million of impairment charges.

We identified the impairment of real estate assets as a critical audit matter because of the significant estimates and assumptions required to evaluate the recoverability of real estate assets, including the estimated holding period of the assets when assessing recoverability. Auditing the assumptions used by the Company in estimating future undiscounted cash flows required a high degree of auditor judgment and an increased extent of effort, including the need to involve our fair value specialists, when performing audit procedures to evaluate the reasonableness of the Company’s recoverability analysis.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures to test the assumptions used by management to estimate forecasted cash flows, including management’s expected holding period of such real estate assets, consisted of the following, among others:

•	We tested the effectiveness of internal controls over the inputs of the forecasted cash flows used in the recoverability analysis.

•	With the assistance of our fair value specialists, we evaluated the undiscounted future cash flows analysis, including estimates of future occupancy levels, market rental revenue, and capitalization rates, in addition to the assessment of expected remaining holding period and changes in management’s intent with respect to the expected holding period for each real estate asset with possible impairment indicators by:

1.	Making inquiries of accounting and operations management.

2.	Comparing the source data and management’s assumptions to the Company’s historical results and external market sources.

3.	Testing the mathematical accuracy of the undiscounted future cash flows analysis.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

February 23, 2021

We have served as the Company’s auditor since 2015.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the partners of VEREIT Operating Partnership, L.P.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of VEREIT Operating Partnership, L.P and subsidiaries (the "Operating Partnership") as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows, for each of the three years in the period ended December 31, 2020, and the related notes and the schedules listed in the Index at Item 15 (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Operating Partnership as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on the Operating Partnership's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Operating Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Operating Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Operating Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Real Estate Investments – Impairments – Refer to Note 2 and Note 5 to the financial statements

Critical Audit Matter Description

The Operating Partnership performs quarterly impairment review procedures, primarily through monitoring of events and changes in circumstances that could indicate the carrying value of its real estate assets may not be recoverable. The Operating Partnership assesses the recoverability of real estate assets by determining whether the carrying value of the assets will be recovered from the undiscounted future cash flows expected from the use of the assets and their eventual disposition. Estimating future undiscounted cash flows requires management to make significant estimates and assumptions, including estimating the expected holding period of the assets when assessing recoverability.

In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Operating Partnership will adjust the carrying value of real estate assets to their respective fair values and recognize an impairment loss. Generally, fair value is determined using a discounted cash flow analysis and recent comparable sales transactions. During 2020, the Operating Partnership recorded $61.7 million of impairment charges.

We identified the impairment of real estate assets as a critical audit matter because of the significant estimates and assumptions required to evaluate the recoverability of real estate assets, including the estimated holding period of the assets when assessing recoverability. Auditing the assumptions used by the Operating Partnership in estimating future undiscounted cash flows required a high degree of auditor judgment and an increased extent of effort, including the need to involve our fair value specialists, when performing audit procedures to evaluate the reasonableness of the Operating Partnership’s recoverability analysis.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures to test the assumptions used by management to estimate forecasted cash flows, including management’s expected holding period of such real estate assets, consisted of the following, among others:

•	We tested the effectiveness of internal controls over the inputs of the forecasted cash flows used in the recoverability analysis.

•	With the assistance of our fair value specialists, we evaluated the undiscounted future cash flows analysis, including estimates of future occupancy levels, market rental revenue, and capitalization rates, in addition to the assessment of expected remaining holding period and changes in management’s intent with respect to the expected holding period for each real estate asset with possible impairment indicators by:

1.	Making inquiries of accounting and operations management.

2.	Comparing the source data and management’s assumptions to the Operating Partnership’s historical results and external market sources.

3.	Testing the mathematical accuracy of the undiscounted future cash flows analysis.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

February 23, 2021

We have served as the Operating Partnership’s auditor since 2015.

VEREIT, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	December 31, 2020	December 31, 2019
ASSETS
Real estate investments, at cost:
Land	$2,699,110	$2,738,679
Buildings, fixtures and improvements	10,032,055	10,200,550
Intangible lease assets	1,872,461	1,904,641
Total real estate investments, at cost	14,603,626	14,843,870
Less: accumulated depreciation and amortization	3,863,732	3,594,247
Total real estate investments, net	10,739,894	11,249,623
Operating lease right-of-use assets	195,518	215,227
Investment in unconsolidated entities	81,639	68,825
Cash and cash equivalents	523,539	12,921
Restricted cash	13,842	20,959
Rent and tenant receivables and other assets, net	366,620	348,395
Goodwill	1,337,773	1,337,773
Real estate assets held for sale, net	65,583	26,957
Total assets	$13,324,408	$13,280,680

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,328,835	$1,528,134
Corporate bonds, net	4,584,230	2,813,739
Convertible debt, net	—	318,183
Credit facility, net	—	1,045,669
Below-market lease liabilities, net	120,938	143,583
Accounts payable and accrued expenses	117,015	126,320
Derivative, deferred rent and other liabilities	63,204	90,349
Distributions payable	89,514	150,364
Operating lease liabilities	209,104	221,061
Total liabilities	6,512,840	6,437,402
Commitments and contingencies (Note 10)
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 18,871,246 and 30,871,246 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	189	309
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 228,881,547 and 215,369,197 issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	2,289	2,153
Additional paid-in capital	13,449,412	13,260,577
Accumulated other comprehensive income (loss)	536	(27,670)
Accumulated deficit	(6,648,028)	(6,399,626)
Total stockholders’ equity	6,804,398	6,835,743
Non-controlling interests	7,170	7,535
Total equity	6,811,568	6,843,278
Total liabilities and equity	$13,324,408	$13,280,680

The accompanying notes are an integral part of these statements.

VEREIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

	Year Ended December 31,
	2020	2019	2018
Revenues:
Rental	$1,158,285	$1,237,234	$1,257,867
Fees from managed partnerships	3,081	820	161
Total revenues	1,161,366	1,238,054	1,258,028
Operating expenses:
Acquisition-related	4,790	4,337	3,632
Litigation and non-routine costs, net	2,348	815,422	290,963
Property operating	122,967	129,769	126,461
General and administrative	61,349	62,711	63,933
Depreciation and amortization	452,008	481,995	640,618
Impairments	65,075	47,091	54,647
Restructuring	—	10,505	—
Total operating expenses	708,537	1,551,830	1,180,254
Other (expenses) income:
Interest expense	(265,660)	(278,574)	(280,887)
(Loss) gain on extinguishment and forgiveness of debt, net	(1,486)	(17,910)	5,360
Other income, net	6,610	12,209	14,574
(Loss) gain on derivative instruments, net	(85,392)	(58)	355
Equity in income and gain on disposition of unconsolidated entities	3,539	2,618	1,869
Gain on disposition of real estate and real estate assets held for sale, net	95,292	292,647	94,331
Total other (expenses) income, net	(247,097)	10,932	(164,398)
Income (loss) before taxes	205,732	(302,844)	(86,624)
Provision for income taxes	(4,513)	(4,262)	(5,101)
Income (loss) from continuing operations	201,219	(307,106)	(91,725)
Income from discontinued operations, net of income taxes	—	—	3,695
Net income (loss)	201,219	(307,106)	(88,030)
Net (income) loss attributable to non-controlling interests (1)	(91)	6,753	2,256
Net income (loss) attributable to the General Partner	$201,128	$(300,353)	$(85,774)

Basic and diluted net income (loss) per share from continuing operations attributable to common stockholders	$0.72	$(1.85)	$(0.83)
Basic and diluted net income per share from discontinued operations attributable to common stockholders	$—	$—	$0.02
Basic and diluted net income (loss) per share attributable to common stockholders	$0.72	$(1.85)	$(0.81)

(1)	Represents net (income) loss attributable to limited partners and a consolidated joint venture partner.

The accompanying notes are an integral part of these statements.

VEREIT, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Year Ended December 31,
	2020	2019	2018
Net income (loss)	$201,219	$(307,106)	$(88,030)
Total other comprehensive income (loss)
Unrealized (loss) gain on interest rate derivatives	(71,455)	(29,894)	—
Reclassification of previous unrealized loss on interest rate derivatives into net income (loss)	99,677	2,457	313
Unrealized gain (loss) on investment securities, net	—	—	(205)
Reclassification of previous unrealized loss on investment securities into net income (loss)	—	—	2,237
Total other comprehensive income (loss)	28,222	(27,437)	2,345

Total comprehensive income (loss)	229,441	(334,543)	(85,685)
Comprehensive (income) loss attributable to non-controlling interests (1)	(107)	7,800	2,200
Total comprehensive income (loss) attributable to the General Partner	$229,334	$(326,743)	$(83,485)

(1)	Represents comprehensive (income) loss attributable to limited partners and a consolidated joint venture partner.

The accompanying notes are an integral part of these statements.

VEREIT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In thousands, except for share data)

	Preferred Stock		Common Stock
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stock- holders’ Equity	Non- Controlling Interests	Total Equity
Balance, January 1, 2018	42,834,138	$428	194,841,717	$1,948	$12,662,052	$(3,569)	$(4,776,581)	$7,884,278	$158,598	$8,042,876
Conversion of OP Units to Common Stock	—	—	6,488	—	241	—	—	241	(241)	—
Repurchases of Common Stock under Share Repurchase Programs	—	—	(1,441,375)	(14)	(50,140)	—	—	(50,154)	—	(50,154)
Repurchases of Common Stock to settle tax obligation	—	—	(64,901)	(1)	(2,325)	—	—	(2,326)	—	(2,326)
Equity-based compensation, net	—	—	161,104	2	13,312	—	—	13,314	—	13,314
Contributions from non-controlling interest holders	—	—	—	—	—	—	—	—	120	120
Distributions declared on Common Stock — $2.75 per common share	—	—	—	—	—	—	(532,144)	(532,144)	—	(532,144)
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	—	(13,048)	(13,048)
Dividend equivalents on awards granted under the Equity Plan	—	—	—	—	72	—	(989)	(917)	—	(917)
Distributions to preferred shareholders and unitholders	—	—	—	—	—	—	(71,748)	(71,748)	(144)	(71,892)
Net loss	—	—	—	—	—	—	(85,774)	(85,774)	(2,256)	(88,030)
Other comprehensive income	—	—	—	—	—	2,289	—	2,289	56	2,345
Balance, December 31, 2018	42,834,138	$428	193,503,033	$1,935	$12,623,212	$(1,280)	$(5,467,236)	$7,157,059	$143,085	$7,300,144
Issuance of Common Stock, net	—	—	21,682,014	216	1,013,999	—	—	1,014,215	—	1,014,215
Conversion of OP Units to Common Stock	—	—	26,058	—	1,167	—	—	1,167	(1,167)	—
Conversion of Series F Preferred Units to Series F Preferred Stock	37,108	1	—	—	922	—	—	923	(923)	—
Redemption of Series F Preferred Stock	(12,000,000)	(120)	—	—	(300,002)	—	—	(300,122)	—	(300,122)
Repurchases of Common Stock to settle tax obligation	—	—	(40,066)	—	(1,618)	—	—	(1,618)	—	(1,618)
Equity-based compensation, net	—	—	198,158	2	13,099	—	—	13,101	—	13,101
Contributions from non-controlling interest holders	—	—	—	—	—	—	—	—	64	64
Distributions declared on Common Stock — $2.75 per common share	—	—	—	—	—	—	(562,195)	(562,195)	—	(562,195)
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	—	(9,494)	(9,494)
Dividend equivalents on awards granted under the Equity Plan	—	—	—	—	117	—	(1,445)	(1,328)	—	(1,328)
Distributions to preferred shareholders and unitholders	—	—	—	—	—	—	(68,397)	(68,397)	(91)	(68,488)
Distributions payable relinquished	—	—	—	—	—	—	—	—	12,522	12,522
Surrender of Limited Partner OP Units	—	—	—	—	(91,920)	—	—	(91,920)	(126,590)	(218,510)
Repurchase of convertible notes	—	$—	—	$—	$(470)	$—	$—	$(470)	$—	$(470)
Reallocation of equity	—	—	—	—	2,071	—	—	2,071	(2,071)	—
Net loss	—	—	—	—	—	—	(300,353)	(300,353)	(6,753)	(307,106)
Other comprehensive loss	—	—	—	—	—	(26,390)	—	(26,390)	(1,047)	(27,437)
Balance, December 31, 2019	30,871,246	$309	215,369,197	$2,153	$13,260,577	$(27,670)	$(6,399,626)	$6,835,743	$7,535	$6,843,278
Issuance of Common Stock, net	—	—	13,297,721	133	478,439	—	—	478,572	—	478,572
Fractional common shares settled in reverse stock split	—	—	(5,270)	—	(205)	—	—	(205)	—	(205)
Conversion of OP Units to Common Stock	—	—	910	—	44	—	—	44	(44)	—
Redemption of Limited Partners' Common OP Units	—	—	—	—	—	—	—	—	(149)	(149)
Redemption of Series F Preferred Stock	(12,000,000)	(120)	—	—	(300,032)	—	—	(300,152)	—	(300,152)
Repurchases of Common Stock to settle tax obligation	—	—	(48,468)	—	(2,392)	—	—	(2,392)	—	(2,392)
Equity-based compensation, net	—	—	267,457	3	13,299	—	—	13,302	—	13,302
Distributions declared on Common Stock — $1.8425 per common share	—	—	—	—	—	—	(403,336)	(403,336)	—	(403,336)
Distributions to non-controlling interest holders	—	—	—	—	—	—	—	—	(285)	(285)
Dividend equivalents on awards granted under the Equity Plan	—	—	—	—	—	—	(1,686)	(1,686)	—	(1,686)
Distributions to preferred shareholders and unitholders	—	—	—	—	—	—	(44,508)	(44,508)	(82)	(44,590)
Repurchase of convertible notes	—	—	—	—	(230)	—	—	(230)	—	(230)
Reallocation of equity	—	—	—	—	(88)	—	—	(88)	88	—
Net income (loss)	—	—	—	—	—	—	201,128	201,128	91	201,219
Other comprehensive income (loss)	—	—	—	—	—	28,206	—	28,206	16	28,222
Balance, December 31, 2020	18,871,246	$189	228,881,547	$2,289	$13,449,412	$536	$(6,648,028)	$6,804,398	$7,170	$6,811,568

The accompanying notes are an integral part of these statements.

VEREIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$201,219	$(307,106)	$(88,030)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	469,035	495,232	659,948
Gain on real estate assets, net	(95,551)	(296,447)	(96,068)
Impairments	65,075	47,091	54,647
Equity-based compensation	13,302	13,101	13,314
Equity in income and gain on disposition of unconsolidated entities	(3,539)	(2,618)	(1,869)
Distributions from unconsolidated entities	2,364	284	1,366
(Gain) loss on other investments	(3,510)	492	(4,092)
Loss (gain) on derivative instruments	85,392	58	(355)
Non-cash restructuring expense	—	3,951	—
Loss (gain) on extinguishment and forgiveness of debt, net	1,486	17,910	(5,360)
Surrender of Limited Partner OP Units	—	(26,536)	—
Changes in assets and liabilities:
Investment in direct financing leases	1,495	1,622	2,078
Rent and tenant receivables, operating lease right-of-use and other assets, net	(27,260)	(18,367)	(34,096)
Assets held for sale classified as discontinued operations	—	—	(2,492)
Accounts payable and accrued expenses	(2,075)	(16,719)	1,688
Deferred rent, operating lease and other liabilities	(8,863)	(19,551)	7,162
Due to affiliates	—	—	(66)
Liabilities related to discontinued operations	—	—	(13,861)
Net cash provided by (used in) operating activities	698,570	(107,603)	493,914
Cash flows from investing activities:
Investments in real estate assets	(303,306)	(394,662)	(500,625)
Capital expenditures and leasing costs	(26,773)	(37,957)	(22,291)
Real estate developments	(18,904)	(28,125)	(9,221)
Principal repayments received on other investments	15,727	106	5,761
Investments in unconsolidated entities	(44,174)	(2,767)	(771)
Return of investment from unconsolidated entities	4,557	1,138	48
Proceeds from disposition of real estate	407,994	1,067,532	502,289
Proceeds from disposition of discontinued operations	—	—	122,915
Investment in leasehold improvements and other assets	(722)	(1,716)	(841)
Deposits for real estate assets	(4,451)	(8,453)	(13,412)
Investments in mezzanine position	(9,959)	—	—
Proceeds from sale of investments and other assets	3,804	9,837	46,966
Uses and refunds of deposits for real estate assets	6,611	6,328	17,267
Proceeds from the settlement of property-related insurance claims	685	1,957	1,434
Line of credit advances to Cole REITs	—	—	(2,200)
Line of credit repayments from Cole REITs	—	—	3,800
Net cash provided by investing activities	31,089	613,218	151,119
Cash flows from financing activities:
Proceeds from mortgage notes payable	1,032	705	187
Payments on mortgage notes payable and other debt, including debt extinguishment costs	(198,284)	(374,058)	(137,887)

VEREIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS – (Continued)

(In thousands)

	Year Ended December 31,
	2020	2019	2018
Proceeds from credit facility	$902,000	$1,386,000	$1,934,000
Payments on credit facility, including swap termination payments	(2,037,391)	(739,000)	(1,716,000)
Proceeds from corporate bonds	1,781,765	593,052	546,304
Redemptions of corporate bonds, including extinguishment costs	(26)	(1,160,977)	—
Repayments and repurchases of convertible notes, including extinguishment costs	(322,133)	(82,254)	(597,500)
Payments of deferred financing costs	(18,047)	(4,190)	(25,471)
Repurchases of Common Stock under Share Repurchase Programs	—	—	(50,154)
Repurchases of Common Stock to settle tax obligations	(2,392)	(1,618)	(2,326)
Proceeds from the issuance of Common Stock, net of underwriters’ discount and offering expenses	478,572	1,014,215	—
Redemption of Series F Preferred Stock	(300,152)	(300,122)	—
Redemption of Limited Partners’ Common OP Units	(149)	—	—
Fractional common shares settled in reverse stock split	(205)	—	—
Contributions from non-controlling interest holders	—	64	120
Distributions paid	(510,748)	(665,241)	(606,679)
Payment related to the surrender of Limited Partner OP Units	—	(191,974)	—
Net cash used in financing activities	(226,158)	(525,398)	(655,406)
Net change in cash and cash equivalents and restricted cash	503,501	(19,783)	(10,373)

Cash and cash equivalents and restricted cash, beginning of period	33,880	53,663	64,036
Less: cash and cash equivalents of discontinued operations	—	—	(2,198)
Cash and cash equivalents and restricted cash, beginning of period	$33,880	$53,663	$61,838

Cash and cash equivalents and restricted cash, end of period	$537,381	$33,880	$53,663

Reconciliation of Cash and Cash Equivalents and Restricted Cash
Cash and cash equivalents at beginning of period	$12,921	$30,758	$34,176
Restricted cash at beginning of period	20,959	22,905	27,662
Cash and cash equivalents and restricted cash at beginning of period	33,880	53,663	61,838

Cash and cash equivalents at end of period	523,539	12,921	30,758
Restricted cash at end of period	13,842	20,959	22,905
Cash and cash equivalents and restricted cash at end of period	$537,381	$33,880	$53,663

The accompanying notes are an integral part of these statements.

VEREIT OPERATING PARTNERSHIP, L.P.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for unit data)

	December 31, 2020	December 31, 2019
ASSETS
Real estate investments, at cost:
Land	$2,699,110	$2,738,679
Buildings, fixtures and improvements	10,032,055	10,200,550
Intangible lease assets	1,872,461	1,904,641
Total real estate investments, at cost	14,603,626	14,843,870
Less: accumulated depreciation and amortization	3,863,732	3,594,247
Total real estate investments, net	10,739,894	11,249,623
Operating lease right-of-use assets	195,518	215,227
Investment in unconsolidated entities	81,639	68,825
Cash and cash equivalents	523,539	12,921
Restricted cash	13,842	20,959
Rent and tenant receivables and other assets, net	366,620	348,395
Goodwill	1,337,773	1,337,773
Real estate assets held for sale, net	65,583	26,957
Total assets	$13,324,408	$13,280,680

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,328,835	$1,528,134
Corporate bonds, net	4,584,230	2,813,739
Convertible debt, net	—	318,183
Credit facility, net	—	1,045,669
Below-market lease liabilities, net	120,938	143,583
Accounts payable and accrued expenses	117,015	126,320
Derivative, deferred rent and other liabilities	63,204	90,349
Distributions payable	89,514	150,364
Operating lease liabilities	209,104	221,061
Total liabilities	6,512,840	6,437,402
Commitments and contingencies (Note 10)
General Partner's preferred equity, 18,871,246 and 30,871,246 General Partner Series F Preferred Units issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	254,294	460,504
General Partner's common equity, 228,881,547 and 215,369,197 General Partner OP Units issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	6,550,104	6,375,239
Limited Partner's preferred equity, 49,766 Limited Partner Series F Preferred Units issued and outstanding as of each of December 31, 2020 and December 31, 2019, respectively	1,787	1,869
Limited Partner's common equity, 152,033 and 157,343 Limited Partner OP Units issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	4,209	4,433
Total partners’ equity	6,810,394	6,842,045
Non-controlling interests	1,174	1,233
Total equity	6,811,568	6,843,278
Total liabilities and equity	$13,324,408	$13,280,680

The accompanying notes are an integral part of these statements.

VEREIT OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per unit data)

	Year Ended December 31,
	2020	2019	2018
Revenues:
Rental	$1,158,285	$1,237,234	$1,257,867
Fees from managed partnerships	3,081	820	161
Total revenues	1,161,366	1,238,054	1,258,028
Operating expenses:
Acquisition-related	4,790	4,337	3,632
Litigation and non-routine costs, net	2,348	815,422	290,963
Property operating	122,967	129,769	126,461
General and administrative	61,349	62,711	63,933
Depreciation and amortization	452,008	481,995	640,618
Impairments	65,075	47,091	54,647
Restructuring	—	10,505	—
Total operating expenses	708,537	1,551,830	1,180,254
Other (expense) income:
Interest expense	(265,660)	(278,574)	(280,887)
(Loss) gain on extinguishment and forgiveness of debt, net	(1,486)	(17,910)	5,360
Other income, net	6,610	12,209	14,574
(Loss) gain on derivative instruments, net	(85,392)	(58)	355
Equity in income and gain on disposition of unconsolidated entities	3,539	2,618	1,869
Gain on disposition of real estate and real estate assets held for sale, net	95,292	292,647	94,331
Total other (expense) income, net	(247,097)	10,932	(164,398)
Income (loss) before taxes	205,732	(302,844)	(86,624)
Provision for income taxes	(4,513)	(4,262)	(5,101)
Income (loss) from continuing operations	201,219	(307,106)	(91,725)
Income from discontinued operations, net of income taxes	—	—	3,695
Net income (loss)	201,219	(307,106)	(88,030)
Net loss attributable to non-controlling interests (1)	59	102	154
Net income (loss) attributable to the OP	$201,278	$(307,004)	$(87,876)

Basic and diluted net income (loss) per unit from continuing operations attributable to common unitholders	$0.72	$(1.85)	$(0.83)
Basic and diluted net income per unit from discontinued operations attributable to common unitholders	$—	$—	$0.02
Basic and diluted net income (loss) per unit attributable to common unitholders	$0.72	$(1.85)	$(0.81)

(1)	Represents net loss attributable to a consolidated joint venture partner.

The accompanying notes are an integral part of these statements.

VEREIT OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Year Ended December 31,
	2020	2019	2018
Net income (loss)	$201,219	$(307,106)	$(88,030)
Total other comprehensive income (loss)
Unrealized (loss) gain on interest rate derivatives	(71,455)	(29,894)	—
Reclassification of previous unrealized loss on interest rate derivatives into net income (loss)	99,677	2,457	313
Unrealized gain (loss) on investment securities, net	—	—	(205)
Reclassification of previous unrealized loss on investment securities into net income (loss)	—	—	2,237
Total other comprehensive income (loss)	28,222	(27,437)	2,345

Total comprehensive income (loss)	229,441	(334,543)	(85,685)
Comprehensive loss attributable to non-controlling interests (1)	59	102	154
Total comprehensive income (loss) attributable to the OP	$229,500	$(334,441)	$(85,531)

(1)	Represents comprehensive loss attributable to a consolidated joint venture partner.

The accompanying notes are an integral part of these statements.

VEREIT OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In thousands, except for unit data)

	Preferred Units				Common Units
	General Partner		Limited Partner		General Partner		Limited Partner
	Number of Units	Capital	Number of Units	Capital	Number of Units	Capital	Number of Units	Capital	Total Partners' Capital	Non- Controlling Interests	Total Capital
Balance, January 1, 2018	42,834,138	$782,073	86,874	$3,027	194,841,717	$7,102,205	4,749,669	$154,266	$8,041,571	$1,305	$8,042,876
Conversion of Limited Partners' Common OP Units to General Partner's Common OP Units	—	—	—	—	6,488	241	(6,488)	(241)	—	—	—
Repurchases of Common Stock under Share Repurchase Programs	—	—	—	—	(1,441,375)	(50,154)	—	—	(50,154)	—	(50,154)
Repurchases of common OP Units to settle tax obligation	—	—	—	—	(64,901)	(2,326)	—	—	(2,326)	—	(2,326)
Equity-based compensation, net	—	—	—	—	161,104	13,314	—	—	13,314	—	13,314
Contributions from non-controlling interest holders	—	—	—	—	—	—	—	—	—	120	120
Distributions to Common OP Units and non-controlling interests — $2.75 per common unit	—	—	—	—	—	(532,144)	—	(13,048)	(545,192)	—	(545,192)
Dividend equivalents on awards granted under the Equity Plan	—	—	—	—	—	(917)	—	—	(917)	—	(917)
Distributions to preferred unitholders	—	(71,748)	—	(144)	—	—	—	—	(71,892)	—	(71,892)
Net loss	—	—	—	—	—	(85,774)	—	(2,102)	(87,876)	(154)	(88,030)
Other comprehensive income	—	—	—	—	—	2,289	—	56	2,345	—	2,345
Balance, December 31, 2018	42,834,138	$710,325	86,874	$2,883	193,503,033	$6,446,734	4,743,181	$138,931	$7,298,873	$1,271	$7,300,144
Issuance of common OP Units, net	—	—	—	—	21,682,014	1,014,215	—	—	1,014,215	—	1,014,215
Conversion of Limited Partners' Common OP Units to General Partner's Common OP Units	—	—	—	—	26,058	1,167	(26,058)	(1,167)	—	—	—
Conversion of Limited Partner Series F Preferred Units to Series F Preferred Stock	37,108	923	(37,108)	(923)	—	—	—	—	—	—	—
Redemption of Series F Preferred Stock	(12,000,000)	(182,347)	—	—	—	(117,775)	—	—	(300,122)	—	(300,122)
Repurchases of common OP Units to settle tax obligation	—	—	—	—	(40,066)	(1,618)	—	—	(1,618)	—	(1,618)
Equity-based compensation, net	—	—	—	—	198,158	13,101	—	—	13,101	—	13,101
Contributions from non-controlling interest holders	—	—	—	—	—	—	—	—	—	64	64
Distributions to Common OP Units and non-controlling interests — $2.75 per common unit	—	—	—	—	—	(562,195)	—	(9,494)	(571,689)	—	(571,689)
Dividend equivalents on awards granted under the Equity Plan	—	—	—	—	—	(1,328)	—	—	(1,328)	—	(1,328)
Distributions to preferred unitholders	—	(68,397)	—	(91)	—	—	—	—	(68,488)	—	(68,488)
Distributions payable relinquished	—	—	—	—	—	—	—	12,522	12,522	—	12,522
Surrender of Limited Partner OP Units	—	—	—	—	—	(91,920)	(4,559,780)	(126,590)	(218,510)	—	(218,510)
Repurchase of convertible notes	—	—	—	—	—	(470)	—	—	(470)	—	(470)
Reallocation of equity	—	—	—	—	—	2,071 *	—	(2,071)	—	—	—
Net loss	—	—	—	—	—	(300,353)	—	(6,651)	(307,004)	(102)	(307,106)
Other comprehensive loss	—	—	—	—	—	(26,390)	—	(1,047)	(27,437)	—	(27,437)

VEREIT OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY – (Continued)

(In thousands, except for unit data)

	Preferred Units				Common Units
	General Partner		Limited Partner		General Partner		Limited Partner
	Number of Units	Capital	Number of Units	Capital	Number of Units	Capital	Number of Units	Capital	Total Partners' Capital	Non- Controlling Interests	Total Capital
Balance, December 31, 2019	30,871,246	$460,504	49,766	$1,869	215,369,197	$6,375,239	157,343	$4,433	$6,842,045	$1,233	$6,843,278
Issuance of common OP Units, net	—	—	—	—	13,297,721	478,572	—	—	478,572	—	478,572
Fractional common shares and OP Units settled in reverse stock split	—	$—	—	$—	(5,270)	$(205)	—	$—	$(205)	$—	$(205)
Conversion of Limited Partners' Common OP Units to General Partner's Common OP Units	—	—	—	—	910	44	(910)	(44)	—	—	—
Redemption of Limited Partners' Common OP Units	—	—	—	—	—	—	(4,400)	(149)	(149)	—	(149)
Redemption of Series F Preferred Stock	(12,000,000)	(161,702)	—	—	—	(138,450)	—	—	(300,152)	—	(300,152)
Repurchases of common OP Units to settle tax obligation	—	—	—	—	(48,468)	(2,392)	—	—	(2,392)	—	(2,392)
Equity-based compensation, net	—	—	—	—	267,457	13,302	—	—	13,302	—	13,302
Distributions to Common OP Units and non-controlling interests — $1.8425 per common unit	—	—	—	—	—	(403,336)	—	(285)	(403,621)	—	(403,621)
Dividend equivalents on awards granted under the Equity Plan	—	—	—	—	—	(1,686)	—	—	(1,686)	—	(1,686)
Distributions to preferred unitholders	—	(44,508)	—	(82)	—	—	—	—	(44,590)	—	(44,590)
Repurchase of convertible notes	—	—	—	—	—	(230)	—	—	(230)	—	(230)
Reallocation of equity	—	—	—	—	—	(88)	—	88	—	—	—
Net income (loss)	—	—	—	—	—	201,128	—	150	201,278	(59)	201,219
Other comprehensive income (loss)	—	—	—	—	—	28,206	—	16	28,222	—	28,222
Balance, December 31, 2020	18,871,246	$254,294	49,766	$1,787	228,881,547	$6,550,104	152,033	$4,209	$6,810,394	$1,174	$6,811,568

The accompanying notes are an integral part of these statements.

VEREIT OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$201,219	$(307,106)	$(88,030)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	469,035	495,232	659,948
Gain on real estate assets, net	(95,551)	(296,447)	(96,068)
Impairments	65,075	47,091	54,647
Equity-based compensation	13,302	13,101	13,314
Equity in income and gain on disposition of unconsolidated entities	(3,539)	(2,618)	(1,869)
Distributions from unconsolidated entities	2,364	284	1,366
(Gain) loss on other investments	(3,510)	492	(4,092)
Loss (gain) on derivative instruments	85,392	58	(355)
Non-cash restructuring expense	—	3,951	—
Loss (gain) on extinguishment and forgiveness of debt, net	1,486	17,910	(5,360)
Surrender of Limited Partner OP Units	—	(26,536)	—
Changes in assets and liabilities:
Investment in direct financing leases	1,495	1,622	2,078
Rent and tenant receivables, operating lease right-of-use and other assets, net	(27,260)	(18,367)	(34,096)
Assets held for sale classified as discontinued operations	—	—	(2,492)
Accounts payable and accrued expenses	(2,075)	(16,719)	1,688
Deferred rent, operating lease and other liabilities	(8,863)	(19,551)	7,162
Due to affiliates	—	—	(66)
Liabilities related to discontinued operations	—	—	(13,861)
Net cash provided by (used in) operating activities	698,570	(107,603)	493,914
Cash flows from investing activities:
Investments in real estate assets	(303,306)	(394,662)	(500,625)
Capital expenditures and leasing costs	(26,773)	(37,957)	(22,291)
Real estate developments	(18,904)	(28,125)	(9,221)
Principal repayments received on other investments	15,727	106	5,761
Investments in unconsolidated entities	(44,174)	(2,767)	(771)
Return of investment from unconsolidated entities	4,557	1,138	48
Proceeds from disposition of real estate	407,994	1,067,532	502,289
Proceeds from disposition of discontinued operations	—	—	122,915
Investment in leasehold improvements and other assets	(722)	(1,716)	(841)
Deposits for real estate assets	(4,451)	(8,453)	(13,412)
Investments in mezzanine position	(9,959)	—	—
Proceeds from sale of investments and other assets	3,804	9,837	46,966
Uses and refunds of deposits for real estate assets	6,611	6,328	17,267
Proceeds from the settlement of property-related insurance claims	685	1,957	1,434
Line of credit advances to Cole REITs	—	—	(2,200)
Line of credit repayments from Cole REITs	—	—	3,800
Net cash provided by investing activities	31,089	613,218	151,119
Cash flows from financing activities:
Proceeds from mortgage notes payable	1,032	705	187
Payments on mortgage notes payable and other debt, including debt extinguishment costs	(198,284)	(374,058)	(137,887)

VEREIT OPERATING PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS – (Continued)

(In thousands)

	Year Ended December 31,
	2020	2019	2018
Proceeds from credit facility	$902,000	$1,386,000	$1,934,000
Payments on credit facility, including swap termination payments	(2,037,391)	(739,000)	(1,716,000)
Proceeds from corporate bonds	1,781,765	593,052	546,304
Redemptions of corporate bonds, including extinguishment costs	(26)	(1,160,977)	—
Repayments and repurchases of convertible notes, including extinguishment costs	(322,133)	(82,254)	(597,500)
Payments of deferred financing costs	(18,047)	(4,190)	(25,471)
Repurchases of Common Stock under Share Repurchase Programs	—	—	(50,154)
Repurchases of Common Stock to settle tax obligations	(2,392)	(1,618)	(2,326)
Proceeds from the issuance of Common Stock, net of underwriters’ discount and offering expenses	478,572	1,014,215	—
Redemption of Series F Preferred Stock	(300,152)	(300,122)	—
Redemption of Limited Partners’ Common OP Units	(149)	—	—
Fractional common shares settled in reverse stock split	(205)	—	—
Contributions from non-controlling interest holders	—	64	120
Distributions paid	(510,748)	(665,241)	(606,679)
Payment related to the surrender of Limited Partner OP Units	—	(191,974)	—
Net cash used in financing activities	(226,158)	(525,398)	(655,406)
Net change in cash and cash equivalents and restricted cash	503,501	(19,783)	(10,373)

Cash and cash equivalents and restricted cash, beginning of period	$33,880	$53,663	$64,036
Less: cash and cash equivalents of discontinued operations	—	—	(2,198)
Cash and cash equivalents and restricted cash, beginning of period	33,880	53,663	61,838

Cash and cash equivalents and restricted cash, end of period	537,381	33,880	53,663
Less: cash and cash equivalents of discontinued operations	—	—	—
Cash and cash equivalents and restricted cash, end of period	$537,381	$33,880	$53,663

Reconciliation of Cash and Cash Equivalents and Restricted Cash
Cash and cash equivalents at beginning of period	$12,921	$30,758	$34,176
Restricted cash at beginning of period	20,959	22,905	27,662
Cash and cash equivalents and restricted cash at beginning of period	33,880	53,663	61,838

Cash and cash equivalents at end of period	523,539	12,921	30,758
Restricted cash at end of period	13,842	20,959	22,905
Cash and cash equivalents and restricted cash at end of period	$537,381	$33,880	$53,663

The accompanying notes are an integral part of these statements.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

Note 1 – Organization

VEREIT is a Maryland corporation, incorporated on December 2, 2010, that qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011. The OP is a Delaware limited partnership of which the General Partner is the sole general partner. VEREIT’s common stock, par value $0.01 per share (“Common Stock”), and its 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”) trade on the New York Stock Exchange (“NYSE”) under the trading symbols, “VER” and “VER PRF,” respectively. As used herein, the terms the “Company,” “we,” “our” and “us” refer to VEREIT, together with its consolidated subsidiaries, including the OP.

VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. The Company actively manages its portfolio considering a number of metrics including property type, concentration and key economic factors for appropriate balance and diversity.

Substantially all of the Company’s operations are conducted through the OP. VEREIT is the sole general partner and holder of 99.9% of the common equity interests in the OP as of December 31, 2020. Under the limited partnership agreement of the OP, as amended (the “LPA”), after holding common units of limited partner interests in the OP (“OP Units”) or Series F Preferred Units of limited partnership interests in the OP (“Series F Preferred Units”), for a period of one year and meeting the other requirements in the LPA, unless we otherwise consent to an earlier redemption, holders have the right to redeem the units for the cash value of a corresponding number of shares of Common Stock or Series F Preferred Stock, as applicable, or, at our option, a corresponding number of shares of Common Stock or Series F Preferred Stock, as applicable, subject to adjustment pursuant to the terms of the LPA. The remaining rights of the holders of OP Units are limited, however, and do not include the ability to replace the General Partner or to approve the sale, purchase or refinancing of the OP’s assets.

The actions of the OP and its relationship with the General Partner are governed by the LPA. The General Partner does not have any significant assets other than its investment in the OP. Therefore, the assets and liabilities of the General Partner and the OP are the same. Additionally, pursuant to the LPA, all administrative expenses and expenses associated with the formation, continuity, existence and operation of the General Partner incurred by the General Partner on the OP’s behalf shall be treated as expenses of the OP. Further, when the General Partner issues any equity instrument that has been approved by the General Partner’s Board of Directors, the LPA requires the OP to issue to the General Partner equity instruments with substantially similar terms, to protect the integrity of the Company’s umbrella partnership REIT structure, pursuant to which each holder of interests in the OP has a proportionate economic interest in the OP reflecting its capital contributions thereto. OP Units and Series F Preferred Units issued to the General Partner are referred to as “General Partner OP Units” and “General Partner Series F Preferred Units,” respectively. OP Units and Series F Preferred Units issued to parties other than the General Partner are referred to as “Limited Partner OP Units” and “Limited Partner Series F Preferred Units,” respectively. The LPA also provides that the OP issue debt with terms and provisions consistent with debt issued by the General Partner. The LPA will be amended to provide for the issuance of any additional class of equivalent equity instruments to the extent the General Partner’s Board of Directors authorizes the issuance of any new class of equity securities.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting

The consolidated financial statements of the Company presented herein include the accounts of the General Partner and its consolidated subsidiaries, including the OP. All intercompany transactions have been eliminated upon consolidation. The financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries and a consolidated joint venture. The portion of the consolidated joint venture not owned by the Company is presented as non-controlling interest in VEREIT’s and the OP’s consolidated balance sheets, statements of operations, statements of comprehensive income (loss) and statements of changes in equity. In addition, certain third parties have been issued OP Units and Series F Preferred Units. Holders of OP Units are considered to be non-controlling interest holders in the OP and their ownership interest in the limited partner’s share is presented as non-controlling interests in VEREIT’s consolidated balance sheets, statements of operations, statements of comprehensive income (loss) and statements of changes in equity. Further, a portion of the earnings and losses of the OP are allocated to non-controlling interest holders based on their respective ownership percentages. Equity is reallocated between controlling and noncontrolling interests in the OP upon a change in ownership. At the end of each annual reporting period, noncontrolling interests in the OP are adjusted to reflect their ownership percentage in the OP through a reallocation between controlling and noncontrolling interests in the OP, as applicable. As of each of December 31, 2020 and 2019, there were approximately 0.2 million Limited Partner OP Units issued and outstanding, respectively. As of each of December 31, 2020 and 2019, there were 49,766 Limited Partner Series F Preferred Units issued and outstanding, respectively.

For legal entities being evaluated for consolidation, the Company must first determine whether the interests that it holds and fees it receives qualify as variable interests in the entity. A variable interest is an investment or other interest that will absorb portions of an entity’s expected losses or receive portions of the entity’s expected residual returns. The Company’s evaluation includes consideration of fees paid to the Company where the Company acts as a decision maker or service provider to the entity being evaluated. If the Company determines that it holds a variable interest in an entity, it evaluates whether that entity is a variable interest entity (“VIE”). VIEs are entities where investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support or where equity investors, as a group, lack one of the following characteristics: (a) the power to direct the activities that most significantly impact the entity’s economic performance, (b) the obligation to absorb the expected losses of the entity, or (c) the right to receive the expected returns of the entity. The Company consolidates entities that are not VIEs if it has a majority voting interest or other rights that result in effectively controlling the entity.

The Company then qualitatively assesses whether it is (or is not) the primary beneficiary of a VIE, which is generally defined as the party who has a controlling financial interest in the VIE. Consideration of various factors include, but are not limited to, the Company’s ability to direct the activities that most significantly impact the entity’s economic performance and its obligation to absorb losses from or right to receive benefits of the VIE that could potentially be significant to the VIE. The Company consolidates any VIEs when the Company is determined to be the primary beneficiary of the VIE and the difference between consolidating the VIE and accounting for it using the equity method could be material to the Company’s consolidated financial statements. The Company continually evaluates the need to consolidate these VIEs based on standards set forth in U.S. GAAP.

Reclassification

The fees from managed partnerships, which are fees earned from the Company’s unconsolidated joint venture entities, previously included in other income, net have been presented in its own line item for prior periods presented to be consistent with the current year presentation.

The (loss) gain on derivative instruments, net line item, previously included in other income, net, has been presented in its own line item for prior periods presented to be consistent with the current year presentation.

The Company effected a one-for-five reverse stock split of Common Stock after markets closed on December 17, 2020, whereby every five shares of VEREIT's issued and outstanding shares of Common Stock, $0.01 par value per share, were converted into one share of Common Stock, $0.01 par value per share. A corresponding reverse split of the outstanding OP Units also took effect on December 17, 2020. Certain prior period amounts have been updated to reflect the reverse stock split including share and per share amounts, additional paid-in capital, common stock and dividends on the consolidated statement of operations, consolidated balance sheets, consolidated statements of equity and notes to the financial statements. The reverse stock split did not affect the Company’s total stockholder’s equity, the common stock par value per share or the Company’s authorized shares of common stock. No fractional shares of common stock were issued as fractional shares were settled in cash.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Per Share Data

Income (loss) per basic share of Common Stock is calculated by dividing net income (loss) less dividends on unvested restricted shares of Common Stock (“Restricted Shares”) and dividends on preferred stock by the weighted-average number of shares of Common Stock issued and outstanding during such period. Diluted income (loss) per share of Common Stock considers the effect of potentially dilutive shares of Common Stock outstanding during the period. The earnings per share after the reverse stock split is presented retrospectively as if the reverse split had occurred on the first day of the periods presented.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding goodwill and intangible asset impairments, real estate investment impairment, allocation of purchase price of real estate asset acquisitions and income taxes.

Leases

Lessor

At the inception of a new lease arrangement, including new leases that arise from amendments, the Company assesses the terms and conditions to determine the proper lease classification. When the terms of a lease effectively transfer control of the underlying asset, the lease is classified as a sales-type lease. When a lease does not effectively transfer control of the underlying asset to the lessee, but the Company obtains a guarantee for the value of the asset from a third party, the Company classifies the lease as a direct financing lease. All other leases are classified as operating leases.

The Company has certain properties that are subject to leases that qualified as direct financing leases. Investments in direct financing leases represent the fair value of the remaining lease payments on the leases and the estimated fair value of any expected residual property value at the end of the lease term. The fair value of the remaining lease payments is estimated using a discounted cash flow analysis based on interest rates that would represent the Company’s incremental borrowing rate for similar types of debt. The expected residual property value at the end of the lease term is estimated using market data and assessments of the remaining useful lives of the properties at the end of the lease terms, among other factors. Income from direct financing leases is calculated using the effective interest method over the remaining term of the lease.

For operating leases with minimum scheduled rent increases, the Company recognizes rental revenue on a straight-line basis, including the effect of any free rent periods, over the lease term when collectability of lease payments is probable. Variable lease payments are recognized as rental revenue in the period when the changes in facts and circumstances on which the variable lease payments are based occur. Variable lease payments, including contingent rent, which is paid by a tenant when the tenant's sales exceed an agreed upon minimum amount, are recognized once tenant sales exceed contractual tenant lease thresholds and is calculated by multiplying the sales in excess of the minimum amount by a percentage defined in the lease.

Lessee

To account for leases for which the Company is the lessee, contracts must be analyzed upon inception to determine if the arrangement is, or contains, a lease. A lease conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Lease classification tests and measurement procedures are performed at the lease commencement date.

The lease liability is initially measured as the present value of the lease payments over the lease term, discounted using the interest rate implicit in the lease, if that rate is readily determinable; otherwise, the lessee’s incremental borrowing rate is used. The incremental borrowing rate is determined based on the estimated rate of interest that the lessee would pay to borrow on a collateralized basis over a similar term at an amount equal to the lease payments in a similar economic environment. The lease term is the noncancelable period of the lease and includes any renewal and termination options the Company is reasonably certain to exercise. The lease liability balance is amortized using the effective interest method. The lease liability is remeasured when the contract is modified, upon the resolution of a contingency such that variable payments become fixed or if the assessment of exercising an extension, termination or purchase option changes.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

The operating lease right-of-use (“ROU”) asset balance is initially measured as the lease liability amount, adjusted for any lease payments made prior to the commencement date, initial direct costs, estimated costs to dismantle, remove, or restore the underlying asset and incentives received.

Revenue Recognition

Rental Revenue

The Company continually reviews receivables related to rent, straight-line rent and property operating expense reimbursements and determines collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. The review includes a binary assessment of whether or not substantially all of the amounts due under a tenant’s lease agreement are probable of collection. For leases that are deemed probable of collection, revenue continues to be recorded on a straight-line basis over the lease term and the Company recognizes a general allowance on a portfolio-wide basis. For leases that are deemed not probable of collection, revenue is recorded as cash is received and the Company reduces rental revenue for any straight-line rent receivables. The Company recognizes all changes in the collectability assessment for an operating lease as an adjustment to rental revenue. During the year ended December 31, 2020, rental revenue was reduced by $37.0 million, which included (i) $10.2 million of an increase to the general allowance, (ii) $20.7 million for amounts not probable of collection, and (iii) $6.2 million for straight-line rent receivables. Of the $37.0 million reduction to rental revenue for the year ended December 31, 2020, $26.5 million was related to the impact of the novel coronavirus (“COVID-19”) pandemic, of which $9.6 million represented an increase to the general allowance, $13.4 million represented amounts not probable of collection, and $3.5 million was for straight-line rent receivables.

Rental revenue also includes lease termination income collected from tenants to allow for the tenant to vacate their space prior to their scheduled termination dates, as well as amortization of above and below-market leases.

Accounting for Lease Concessions Related to the Effects of the COVID-19 Pandemic

The FASB issued a question-and-answer document, Accounting for Lease Concessions Related to the Effects of the COVID-19 Pandemic for concessions related to the effects of COVID-19 that provide a deferral of payments with no substantive changes to the consideration of the original contract, which allows an entity to elect to not analyze each contract to determine whether enforceable rights and obligations for concessions exist in the contract and to elect to apply or not apply the lease modification guidance in Accounting Standards Codification (“ASC”) Topic 842, Leases (“ASC 842”), to those contracts (the “COVID-19 Lease Concessions Relief”). For eligible concessions, the Company has elected not to apply the lease modification guidance in ASC 842. As such, the Company accounts for eligible deferral concessions as if there were no changes made to the lease agreement and, accordingly, continues to recognize income and increases the lease receivable. Ineligible concessions are accounted for as a lease modification under ASC 842, which requires the Company to reevaluate the lease classification and remeasure and reallocate the consideration over the remaining lease term, and include any prepaid rent liabilities and accrued rent assets relating to the original lease as part of the lease payments for the modified lease.

During the year ended December 31, 2020, the Company had $17.9 million of rental revenue related to deferral agreements executed through February 16, 2021, which qualify for the COVID-19 Lease Concessions Relief. During the year ended December 31, 2020 the Company abated $18.3 million of rental revenue, pursuant to lease amendments executed through December 31, 2020, which increased the weighted average lease term for the related properties and were accounted for as lease modifications under ASC 842.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Fees from Managed Partnerships

The Company provides various services to our unconsolidated joint venture entities in exchange for fees. Total asset and property management and acquisition fees earned in connection with these entities was $3.1 million, $0.8 million and $0.2 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Real Estate Investments

The Company records acquired real estate at cost and makes assessments as to the useful lives of depreciable assets. The Company considers the period of future benefit of the asset to determine the appropriate useful lives. Depreciation is computed using a straight-line method over the estimated useful life of 40 years for buildings, five to 15 years for building fixtures and improvements and the remaining lease term for intangible lease assets.

Allocation of Purchase Price of Real Estate Assets

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets and liabilities acquired based on their relative fair values. Tangible assets include land, buildings, fixtures and improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Identifiable intangible assets and liabilities include amounts allocated to acquired leases for above-market and below-market lease rates and the value of in-place leases. In estimating fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Company in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 18 months. The Company also estimates costs to execute similar leases, including leasing commissions, legal and other related expenses. The value of in-place leases is amortized over the initial term of the respective leases. If a tenant terminates its lease, then the unamortized portion of the in-place lease value is charged to expense.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease, including any bargain renewal periods. Above-market leases are amortized as a reduction to rental revenue over the remaining terms of the respective leases. Below-market leases are amortized as an increase to rental revenue over the remaining terms of the respective leases, including any bargain renewal periods.

The determination of the fair values of the real estate assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, capitalization and discount rates, interest rates and other variables. The use of alternative estimates may result in a different allocation of the Company’s purchase price, which could materially impact the Company’s results of operations.

During the years ended December 31, 2020, 2019 and 2018, all real estate acquisitions qualified as asset acquisitions, and external acquisition costs related to asset acquisitions were capitalized and allocated to tangible and intangible assets and liabilities as described above. Internal costs, such as employee salaries, related to activities necessary to complete, or affect, self-originating asset acquisitions or business combinations are classified as acquisition-related expenses in the accompanying consolidated statements of operations for all periods presented.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Assets Held for Sale

Upon classifying a real estate investment as held for sale, the Company will no longer recognize depreciation expense related to the depreciable assets of the property. Assets held for sale are recorded at the lower of carrying value or estimated fair value, less the estimated cost to dispose of the assets. See Note 3 – Real Estate Investments and Related Intangibles for further discussion regarding properties held for sale.

If circumstances arise that the Company previously considered unlikely and, as a result, the Company decides not to sell a property previously classified as held for sale, the Company will reclassify the property as held and used. The Company measures and records a property that is reclassified as held and used at the lower of (i) its carrying value before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used or (ii) the estimated fair value at the date of the subsequent decision not to sell.

Development Activities

Project costs, which include interest expense, associated with the development, construction and lease-up of a real estate project are capitalized as construction in progress. Once the development and construction of the building is substantially completed, the amounts capitalized to construction in progress are transferred to (i) land and (ii) buildings, fixtures and improvements and are depreciated over their respective useful lives.

Discontinued Operations

The Company reports discontinued operations when a component of an entity or group of components that has been disposed of or classified as held for sale represents a strategic shift that has or will have a major effect on an entity’s operations and financial results. The results of operations for assets meeting the definition of discontinued operations are reflected in the Company’s consolidated statements of operations as discontinued operations for all periods presented. See Note 14 — Discontinued Operations for further discussion regarding discontinued operations.

Investment in Unconsolidated Entities

The Company accounts for its investment in unconsolidated joint venture arrangements using the equity method of accounting as the Company has the ability to exercise significant influence, but not control, over operating and financing policies of these investments. The equity method of accounting requires the investment to be initially recorded at cost and subsequently adjusted for the Company’s share of equity in the joint ventures’ earnings and distributions. The Company records its proportionate share of net income (loss) from the unconsolidated joint ventures in equity in income and gain on disposition of unconsolidated entities in the consolidated statements of operations. See Note 3 – Real Estate Investments and Related Intangibles for further discussion on investments in unconsolidated joint ventures.

Leasehold Improvements and Property and Equipment

The Company leases its corporate office facilities under operating leases. Leasehold improvements related to these are recorded at cost less accumulated amortization. Leasehold improvements are amortized over the lesser of the estimated useful life or remaining lease term.

Property and equipment, which typically include computer hardware and software, furniture and fixtures, among other items, are stated at cost less accumulated depreciation. Property and equipment are depreciated on a straight-line method over the estimated useful lives of the assets, which range from three to seven years. The Company reassesses the useful lives of its property and equipment and adjusts the future monthly depreciation expense based on the new useful life, as applicable. If the Company disposes of an asset, the asset and related accumulated depreciation are written off upon disposal.

Goodwill

In the case of a business combination, after identifying all tangible and intangible assets and liabilities, the excess consideration paid over the fair value of the assets and liabilities acquired and assumed, respectively, represents goodwill. In connection with prior mergers, the Company recorded goodwill as a result of the merger consideration exceeding the net assets acquired.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Impairments

Real Estate Assets

The Company performs quarterly impairment review procedures, primarily through continuous monitoring of events and changes in circumstances that could indicate the carrying value of its real estate assets may not be recoverable. Impairment indicators that the Company considers include, but are not limited to, decrease in net operating income, bankruptcy or other credit concerns of a property’s major tenant or tenants, such as history of late payments, rental concessions and other factors, as well as significant decreases in a property’s revenues due to lease terminations, vacancies, co-tenancy clauses or reduced lease rates. When impairment indicators are identified or if a property is considered to have a more likely than not probability of being disposed of within the next 12 to 24 months, the Company assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future cash flows expected from the use of the assets and their eventual disposition. U.S. GAAP requires us to utilize the Company’s expected holding period of our properties when assessing recoverability. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate assets to their respective fair values and recognize an impairment loss. Generally, fair value is determined using a discounted cash flow analysis and recent comparable sales or leasing transactions. The assumptions and uncertainties utilized in the evaluation of the impairment of real estate assets are discussed in Note 5 – Fair Value Measures.

Goodwill

The Company evaluates goodwill for impairment annually or more frequently when an event occurs or circumstances change that indicate the carrying value may not be recoverable. To determine whether it is necessary to perform a quantitative goodwill impairment test, the Company first assesses qualitative factors, including, but not limited to macro-economic conditions such as deterioration in the entity's operating environment or industry or market considerations; entity-specific events such as increasing costs, declining financial performance, or loss of key personnel; or other events such as an expectation that a reporting unit will be sold or a sustained decrease in the stock price on either an absolute basis or relative to peers. If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not (i.e. greater than 50% chance) that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is required. Otherwise, no quantitative testing is required. If it is determined, as a result of the qualitative assessment, that it is more-likely-than-not that the fair value is less than the carrying amount, the provisions of guidance require that the Company then compares the fair value to the carrying value. Goodwill is considered impaired if the carrying value exceeds the fair value. No impairments of goodwill were recorded during the years ended December 31, 2020, 2019 or 2018. See Note 5 – Fair Value Measures for further discussion.

Investment in Unconsolidated Joint Ventures

The Company is required to determine whether an event or change in circumstances has occurred that may have a significant adverse effect on the fair value of any of its investment in the unconsolidated joint ventures. If an event or change in circumstance has occurred, the Company is required to evaluate its investment in the unconsolidated joint venture for potential impairment and determine if the carrying value of its investment exceeds its fair value. An impairment charge is recorded when an impairment is deemed to be other-than-temporary. To determine whether an impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until the carrying value is fully recovered. The evaluation of an investment in an unconsolidated joint venture for potential impairment requires the Company’s management to exercise significant judgment and to make certain assumptions. The use of different judgments and assumptions could result in different conclusions. No material impairments of unconsolidated joint ventures were identified during the years ended December 31, 2020, 2019 and 2018.

Leasehold Improvements and Property and Equipment

Leasehold improvements and property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If this review indicates that the carrying value of the asset is not recoverable, the Company records an impairment loss, measured at fair value by estimated discounted cash flows or market appraisals. The evaluation of leasehold improvements and property and equipment for potential impairment requires the Company’s management to exercise significant judgment and to make certain assumptions. The use of different judgments and assumptions could result in different conclusions. No impairments of corporate leasehold improvements and property and equipment were identified during the years ended December 31, 2020, 2019 and 2018.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Right of Use Assets

The Company’s impairment assessment for ROU assets is consistent with the impairment analysis for the Company's other long-lived assets and is reviewed quarterly. During the year ended December 31, 2020, the Company recorded $3.4 million in impairments related to the ROU assets associated with ground leases where the respective leases are expected to be terminated and properties surrendered to the ground owner. No impairments of ROU assets were identified during the year ended December 31, 2019. See Note 5 – Fair Value Measures for further discussion.

Cash and Cash Equivalents

Cash and cash equivalents include cash in bank accounts, as well as investments in highly-liquid money market funds with original maturities of three months or less. The Company deposits cash with several high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to an insurance limit of $250,000. At times, the Company’s cash and cash equivalents may exceed federally insured levels. Although the Company bears risk on amounts in excess of those insured by the FDIC, it has not experienced and does not anticipate any losses due to the high quality of the institutions where the deposits are held.

Restricted Cash

The Company had $13.8 million and $21.0 million, respectively, in restricted cash as of December 31, 2020 and December 31, 2019. Restricted cash primarily consists of reserves related to lease expirations, as well as maintenance, structural and debt service reserves. In accordance with certain debt agreements, rent from certain of the Company’s tenants is deposited directly into a lockbox account, from which the monthly debt service payments are disbursed to the lender and the excess funds are then disbursed to the Company. Included in restricted cash at December 31, 2020 was $11.8 million in lender reserves and $2.0 million held in restricted lockbox accounts. Included in restricted cash at December 31, 2019 was $18.8 million in lender reserves and $2.2 million held in restricted lockbox accounts.

Deferred Financing Costs

Deferred financing costs represent commitment fees, legal fees and other costs associated with obtaining commitments for financing. Deferred financing costs, other than those associated with the Revolving Credit Facility (as defined in Note 6 – Debt), are presented on the consolidated balance sheets as a direct deduction from the carrying amount of the related debt liability rather than as an asset. Deferred financing costs related to the Revolving Credit Facility are included in rent and tenant receivables and other assets, net in the accompanying consolidated balance sheets. These costs are amortized to interest expense over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are written off when the associated debt is refinanced or repaid before maturity. Costs incurred in connection with potential financial transactions that are not completed are expensed in the period in which it is determined the financing will not be completed.

Convertible Debt

In accordance with U.S GAAP, the 2020 Convertible Notes were accounted for as a liability with a separate equity component recorded for the conversion option. A liability was recorded for the 2020 Convertible Notes on the issuance date at fair value based on a discounted cash flow analysis using current market rates for debt instruments with similar terms. The difference between the initial proceeds from the 2020 Convertible Notes and the estimated fair value of the debt instruments resulted in a debt discount, with an offset recorded to additional paid-in capital representing the equity component. The debt discount was amortized to interest expense over the respective term of the 2020 Convertible Notes.

The Company had an outstanding balance of $321.8 million of its 2020 Convertible Notes (as defined in Note 6 – Debt ) as of December 31, 2019. During the year ended December 31, 2020, the outstanding balance was repaid in full.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Derivative Instruments

The Company may use derivative financial instruments, including interest rate swaps, caps, collars, treasury locks, options and forwards to hedge all or a portion of the interest rate risk associated with its borrowings. The Company’s interest rate management objectives are intended to limit the impact of interest rate fluctuations on earnings and cash flows and to manage the Company’s overall borrowing costs. To accomplish this objective, the Company primarily uses interest rate swaps as part of its cash flow hedging strategy. Interest rate swaps designated as cash flow hedges are used to hedge forecasted issuances of fixed rate debt and the variable cash flows associated with floating rate debt. The Company does not intend to utilize derivatives for purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

The Company records all derivatives on the consolidated balance sheets at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designated and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in other income, net in the consolidated statements of operations and consolidated statements of comprehensive income (loss). If the derivative is designated and qualifies for hedge accounting treatment, the change in fair value of the derivative is recorded in other comprehensive income (loss). Unrealized gains and losses in other comprehensive income (loss) are reclassified to interest expense when the related hedged items impact earnings.

During the fourth quarter of 2020, the Company terminated interest rate swap agreements with an aggregate $900.0 million notional amount and terminated the forward starting interest rate swaps with a notional amount of $400.0 million in connection with the early repayment of borrowings under the Credit Facility Term Loan, as discussed in Note 6 – Debt.

Litigation and non-routine costs, net

The Company has incurred legal fees and other costs associated with litigations and investigations resulting from the Audit Committee Investigation (defined below) and other corporate matters which are considered non-routine.

Litigation and non-routine costs, net include the following costs and recoveries (in thousands):

	Year Ended December 31,
	2020	2019	2018
Litigation and non-routine costs, net:
Legal fees, costs and settlements (1)	4,819	890,378	293,531
Insurance recoveries	(2,471)	(48,420)	(2,568)
Other recoveries (2)	—	(26,536)	—
Total	$2,348	$815,422	$290,963

(1)	Includes all fees, costs and litigation settlements associated with various corporate matters and litigations and investigations prompted by the results of the 2014 investigation conducted by the audit committee (the “Audit Committee”) of the Company’s Board of Directors (the “Audit Committee Investigation”), net of accrual reversals.

(2)	Represents the surrender of 2.9 million Limited Partner OP Units in connection with an SEC settlement entered into by principals of the Company’s former external manager.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Loss Contingencies

The Company records a liability in the consolidated financial statements for loss contingencies when a loss is known or considered probable and the amount is reasonably estimable. If the reasonable estimate of a known or probable loss is a range, and no amount within the range is a better estimate than any other, the minimum amount of the range is accrued. If a material loss is reasonably possible but not known or probable, and is reasonably estimable, the estimated loss or range of loss is disclosed.

Restructuring

During the year ended December 31, 2020, there were no restructuring expenses recorded. During the year ended December 31, 2019, the Company’s obligation to provide certain transition services for the Cole Purchaser terminated in accordance with the terms of a services agreement (the “Services Agreement”) with the Cole Purchaser and the Company recorded $10.5 million of restructuring expenses related to the reorganization of its business. No restructuring expenses were recorded prior to January 1, 2019.

Income Taxes

The General Partner elected to be taxed as a REIT for U.S. federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code commencing with the taxable year ended December 31, 2011. We believe we are organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ended December 31, 2020. As a REIT, the General Partner is generally not subject to federal income tax on taxable income that it distributes to its stockholders so long as it distributes at least 90% of its annual taxable income (computed without regard to the deduction for dividends paid and excluding net capital gains). However, the General Partner, its taxable REIT subsidiaries (“TRS”) entities, and the OP are still subject to certain state and local income, franchise and property taxes in the various jurisdictions in which they operate. The General Partner may also be subject to federal income taxes on certain income and excise taxes on its undistributed income.

The OP is classified as a partnership for U.S. federal income tax purposes. As a partnership, the OP is not a taxable entity for U.S. federal income tax purposes. Instead, each partner in the OP is required to include its allocable share of the OP’s income, gains, losses, deductions and credits for each taxable year. Under the LPA, the OP is to conduct business in such a manner as to permit the General Partner at all times to qualify as a REIT.

A TRS is a subsidiary of a REIT that is subject to federal, state and local income taxes, as applicable. The Company’s use of a TRS enables it to engage in certain business activities while complying with the REIT qualification requirements and to retain any income generated by these businesses for reinvestment without the requirement to distribute those earnings. The Company conducted substantially all of the Cole Capital business activities through a TRS until it sold the Cole Capital business on February 1, 2018.

During the year ended December 31, 2020, the Company conducted all of its business in the United States and Puerto Rico and filed income tax returns in the U.S. federal jurisdiction, Puerto Rico, and various state and local jurisdictions. With few exceptions, the Company is no longer subject to routine examinations by taxing authorities for years before 2016. Certain of the Company’s intercompany transactions that have been eliminated in consolidation for financial accounting purposes are also subject to taxation.

The Company provides for income taxes in accordance with current authoritative accounting and tax guidance. The tax provision or benefit related to significant or unusual items is recognized in the quarter in which those items occur. In addition, the effect of changes in enacted tax laws, rates or tax status is recognized in the quarter in which the change occurs. The accounting estimates used to compute the provision for or benefit from income taxes may change as new events occur, additional information is obtained or the tax environment changes.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

During the years ended December 31, 2020, 2019 and 2018, the Company recognized state and local income and franchise tax expense of $4.4 million, $4.3 million and $4.7 million, respectively, which are included in provision for income taxes in the accompanying consolidated statements of operations. In addition, the Company recorded a provision for federal income taxes of $0.4 million for the year ended December 31, 2018 related to a TRS entity, which is also included in provision for income taxes in the accompanying consolidated statements of operations. No provision for federal income taxes related to a TRS entity was recorded for the years ended December 31, 2020 or 2019. The provision for or benefit from income taxes attributable to the Cole Capital business, substantially all of which was conducted through a TRS entity, is included in discontinued operations for all periods presented, as discussed in Note 14 — Discontinued Operations.

The Company had no unrecognized tax benefits as of or during the years ended December 31, 2020, 2019 and 2018. Any interest and penalties related to unrecognized tax benefits would be recognized in provision for income taxes in the accompanying consolidated statements of operations.

As of December 31, 2020, the OP and the General Partner had no material uncertain income tax positions.

Recent Accounting Pronouncements

Financial Instruments - Credit Losses

The Company adopted ASU 2016-13, Financial Instruments – Credit Losses and subsequent amendments (collectively Topic 326), effective January 1, 2020. Topic 326 was intended to improve financial reporting by requiring more timely recognition of credit losses on loans and other financial instruments that are not accounted for at fair value through net income and required that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that was deducted from the amortized cost basis. The amendments in Topic 326 required the Company to measure all expected credit losses based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets and eliminated the “incurred loss” methodology under current U.S. GAAP.

Upon adoption, the Company determined the following to be within the scope of Topic 326: (i) investments in direct financing leases and (ii) other immaterial miscellaneous short term receivables. Due to the short term nature and collection history of the direct financing leases and management fee receivables and the creditworthiness of the direct financing lease tenants, the adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Reference Rate Reform

During the first quarter of 2020, the Financial Accounting Standards Board (the “FASB”) issued ASU 2020-04, Reference Rate Reform (Topic 848). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. During the first quarter of 2020, the Company elected to apply the hedge accounting expedients related to probability and the assessments of effectiveness for future London Inter-Bank Offer Rate (“LIBOR”)-indexed cash flows to assume that the index upon which future hedged transactions would be based matched the index on the corresponding derivatives. During the fourth quarter of 2020, the Company terminated its interest rate swap agreements with an aggregate $900.0 million notional amount and terminated its forward starting interest rate swaps with a total notional amount of $400.0 million, both of which were designated as cash flow hedges, in connection with the early repayment of borrowings under the Credit Facility Term Loan, as discussed in Note 7 – Derivatives and Hedging Activities. The Company continues to evaluate the impact of the guidance and may apply other elections as applicable as additional changes in the market occur.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Note 3 – Real Estate Investments and Related Intangibles

Property Acquisitions

During the year ended December 31, 2020, the Company acquired controlling financial interests in 51 commercial properties for an aggregate purchase price of $342.5 million (the “2020 Acquisitions”), which includes the consolidation of one property previously owned by one of the Company’s unconsolidated joint ventures and two land parcels, including one for build-to-suit development, further discussed below, and $1.9 million of external acquisition-related expenses that were capitalized.

During the year ended December 31, 2019, the Company acquired controlling financial interests in 66 commercial properties for an aggregate purchase price of $403.6 million (the “2019 Acquisitions”), which includes $2.3 million of external acquisition-related expenses that were capitalized. Additionally, the Company placed in service one build-to-suit development project in which the Company invested $27.6 million, including $0.7 million of external acquisition-related expenses and interest that were capitalized and including the land parcel acquired during the year ended December 31, 2018.

During the year ended December 31, 2018, the Company acquired a controlling interest in 52 commercial properties for an aggregate purchase price of $502.7 million (the “2018 Acquisitions”), which includes one land parcel for build-to-suit development, $2.1 million related to an outstanding tenant improvement allowance and $2.6 million of external acquisition-related expenses that were capitalized.

The following table presents the allocation of the fair values of the assets acquired and liabilities assumed during the periods presented (in thousands):

	Year Ended December 31,
	2020	2019	2018
Real estate investments, at cost:
Land	$55,618	$83,476	$86,285
Buildings, fixtures and improvements	219,875	268,470	350,942
Total tangible assets	275,493	351,946	437,227
Acquired intangible assets:
In-place leases and other intangibles (1)	37,919	51,627	62,791
Above-market leases (2)	29,665	—	2,750
Assumed intangible liabilities:
Below-market leases (3)	(583)	—	(116)
Total purchase price of assets acquired	$342,494	$403,573	$502,652

(1)	The weighted average amortization period for acquired in-place leases and other intangibles is 16.0 years, 16.5 years and 16.3 years for 2020 Acquisitions, 2019 Acquisitions and 2018 Acquisitions, respectively.

(2)	The weighted average amortization period for acquired above-market leases is 19.5 years and 10.8 years for 2020 Acquisitions and 2018 Acquisitions, respectively.

(3)	The weighted average amortization period for assumed intangible lease liabilities is 14.0 years and 9.9 years for 2020 Acquisitions and 2018 Acquisitions, respectively.

As of December 31, 2020, the Company invested $28.0 million, including $0.4 million of external acquisition-related expenses and interest that were capitalized, in one build-to-suit development project. The Company’s estimated remaining committed investment is $17.0 million, and the project is expected to be completed within the next 12 months.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Property Dispositions and Real Estate Assets Held for Sale

During the year ended December 31, 2020, the Company disposed of 77 properties, including the sale of three consolidated properties to the office partnership, for an aggregate gross sales price of $438.4 million, of which our share was $435.5 million after the profit participation payments related to the disposition of four Red Lobster properties. The dispositions resulted in proceeds of $408.0 million after closing costs, including proceeds from the contribution of properties to the office partnership. The Company recorded a gain of $96.2 million related to the dispositions, which is included in gain on disposition of real estate and real estate assets held for sale, net in the accompanying consolidated statements of operations.

During the year ended December 31, 2019, the Company disposed of 201 properties, including the sale of six consolidated properties to the industrial partnership, and one property sold through a foreclosure by the lender, for an aggregate gross sales price of $1.2 billion, of which our share was $1.1 billion after the profit participation payments related to the disposition of 36 Red Lobster properties. The dispositions resulted in proceeds of $1.1 billion after closing costs and contributions to the industrial partnership. The Company recorded a gain of $293.9 million related to the sales which is included in gain on disposition of real estate and real estate assets held for sale, net in the accompanying consolidated statements of operations.

During the year ended December 31, 2018, the Company disposed of 149 properties, including one property conveyed to a lender in a deed-in-lieu of foreclosure transaction, for an aggregate gross sales price of $526.4 million, of which our share was $504.3 million after the profit participation payments related to the disposition of 34 Red Lobster properties. The dispositions resulted in proceeds of $496.7 million after closing costs. The Company recorded a gain of $96.2 million related to the sales which is included in gain on disposition of real estate and real estate assets held for sale, net in the accompanying consolidated statements of operations.

During the year ended December 31, 2018, the Company also disposed of one property owned by an unconsolidated joint venture for a gross sales price of $34.1 million, of which our share was $17.1 million based on our ownership interest in the joint venture, resulting in proceeds of $5.6 million after debt repayments of $20.4 million and closing costs. The Company recorded a gain of $0.7 million related to the sale and liquidation of the joint venture, which is included in equity in income and gain on disposition of unconsolidated entities in the accompanying consolidated statements of operations.

As of December 31, 2020, there were nine properties classified as held for sale with a carrying value of $65.6 million, included in real estate assets held for sale, net, primarily comprised of land of $13.1 million and building, fixtures and improvements, net of $42.7 million, in the accompanying consolidated balance sheets, and are expected to be sold in the next 12 months as part of the Company’s portfolio management strategy. As of December 31, 2019, there were five properties classified as held for sale. During the years ended December 31, 2020, 2019 and 2018, the Company recorded losses of $0.9 million, $1.3 million, and $1.9 million related to held for sale properties.

Intangible Lease Assets and Liabilities

Intangible lease assets and liabilities of the Company consisted of the following as of December 31, 2020 and December 31, 2019 (amounts in thousands, except weighted-average useful life):

	Weighted-Average Useful Life	December 31, 2020	December 31, 2019
Intangible lease assets:
In-place leases and other intangibles, net of accumulated amortization of $810,597 and $748,689, respectively	16.4	$745,026	$854,196
Leasing commissions, net of accumulated amortization of $7,565 and $6,027, respectively	9.2	16,042	17,808
Above-market lease assets and deferred lease incentives, net of accumulated amortization of $125,455 and $112,438, respectively	17.1	167,776	165,483
Total intangible lease assets, net		$928,844	$1,037,487

Intangible lease liabilities:
Below-market leases, net of accumulated amortization of $106,504 and $99,315, respectively	19.7	$120,938	$143,583

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

The aggregate amount of amortization of above-market and below-market leases and deferred lease incentives included as a net decrease to rental revenue was $3.4 million, $2.5 million, and $4.2 million for the years ended December 31, 2020, 2019 and 2018, respectively. The aggregate amount of in-place leases, leasing commissions and other lease intangibles amortized and included in depreciation and amortization expense was $131.9 million, $127.5 million, and $139.6 million for the years ended December 31, 2020, 2019 and 2018, respectively.

The following table provides the projected amortization expense and adjustments to rental revenue related to the intangible lease assets and liabilities for the next five years as of December 31, 2020 (in thousands):

	2021	2022	2023	2024	2025
In-place leases and other intangibles:
Total projected to be included in amortization expense	$107,379	$94,998	$84,537	$74,203	$62,119
Leasing commissions:
Total projected to be included in amortization expense	2,758	2,590	2,298	2,093	1,831
Above-market lease assets and deferred lease incentives:
Total projected to be deducted from rental revenue	19,709	18,900	17,926	16,532	14,970
Below-market lease liabilities:
Total projected to be included in rental revenue	14,069	13,195	12,442	10,591	9,372

Consolidated Joint Venture

The Company had an interest in one consolidated joint venture that owned one property as of December 31, 2020 and 2019. As of December 31, 2020 and 2019, the consolidated joint venture had total assets of $33.0 million and $32.5 million, respectively, of which $29.1 million and $29.6 million, respectively, were real estate investments, net of accumulated depreciation and amortization at each of the respective dates. The property is secured by a mortgage note payable, which is non-recourse to the Company and had a balance of $14.8 million and $14.3 million as of December 31, 2020 and December 31, 2019, respectively. The Company has the ability to control operating and financing policies of the consolidated joint venture. There are restrictions on the use of these assets as the Company is generally required to obtain the approval of the joint venture partner in accordance with the joint venture agreement for any major transactions. The Company and the joint venture partner are subject to the provisions of the joint venture agreement, which includes provisions for when additional contributions may be required to fund certain cash shortfalls.

Investment in Unconsolidated Entities

The following is a summary of the Company’s investments in unconsolidated entities as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018 (dollar amounts in thousands):

	Ownership % (1)	Number of Properties	Carrying Amount of Investment		Equity in Income Year Ended

Investment	December 31, 2020		December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019	December 31, 2018
Industrial Partnership (2)	20%	7	$45,378	$28,409	$838	$254	$—
Office Partnership (3)	20%	4	13,435	—	534	—	—
Faison JV Bethlehem GA (4) (5)	—%	—	—	40,416	1,637	2,364	1,219
Total unconsolidated joint ventures			$58,813	$68,825	$3,009	$2,618	$1,219
Preferred equity (6)			22,826	—	—	—	—
Total investment in unconsolidated entities			$81,639	$68,825	$3,009	$2,618	$1,219

(1)	The Company’s ownership interest reflects its legal ownership interest. Legal ownership may, at times, not equal the Company’s economic interest in the listed properties because of various provisions in certain joint venture agreements regarding capital contributions, distributions of cash flow based on capital account balances, allocations of profits and losses and payments of preferred returns. As a result, the Company’s actual economic interest (as distinct from its legal ownership interest) in certain of the properties could fluctuate from time to time and may not wholly align with its legal ownership interests.

(2)	During the year ended December 31, 2020, the industrial partnership acquired one property from a third party for a purchase price of $246.8 million.

(3)	During the year ended December 31, 2020, the office partnership acquired one property from a third party for a purchase price of $33.1 million.

(4)	As of December 31, 2019, the Company had a 90% ownership interest in one property. On October 30, 2020, the Company closed on the purchase of the joint venture partner’s 10% ownership interest and recorded a gain on the disposal of its investment in the joint venture of $0.5 million, which is included in equity in income and gain on disposition of unconsolidated entities for the year ended December 31, 2020, and the property is included in 2020 Acquisitions.

(5)	The total carrying amount of the investment was greater than the underlying equity in net assets by $4.7 million as of December 31, 2019. This difference related to a purchase price allocation of goodwill and a step up in fair value of the investment asset acquired in connection with mergers. The step up in fair value was allocated to the individual investment asset and was amortized in accordance with the Company’s depreciation policy prior to the consolidation of the property as discussed above.

(6)	During the year ended December 31, 2020, the Company acquired a preferred equity interest in the development of one distribution center in which the Company is entitled to receive a cumulative preferred return of 9% per year on its contributions of $22.8 million. The Company has no further obligation to make additional contributions.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

The aggregate debt outstanding of unconsolidated joint ventures and for the development of one distribution center in which the Company holds a preferred equity interest was $534.3 million and $16.2 million, respectively, as of December 31, 2020, which is non-recourse to the Company, as discussed in Note 6 – Debt. There was $269.3 million of debt outstanding related to the unconsolidated joint ventures as of December 31, 2019.

The Company and the respective unconsolidated joint venture partners are subject to the provisions of the applicable joint venture agreements, which include provisions for when additional contributions may be required to fund certain cash shortfalls.

Note 4 – Rent and Tenant Receivables and Other Assets, Net

Rent and tenant receivables and other assets, net consisted of the following as of December 31, 2020 and December 31, 2019 (in thousands):

	December 31, 2020	December 31, 2019
Straight-line rent receivable, net	$278,831	$266,195
Accounts receivable, net	53,051	41,556
Deferred costs, net (1)	5,185	7,208
Investment in direct financing leases, net	6,547	9,341
Investment in Retained REITs (2)	7,255	7,552
Prepaid expenses	3,850	3,453
Leasehold improvements, property and equipment, net (3)	3,991	4,809
Other assets, net	7,910	8,281
Total	$366,620	$348,395

(1)	Amortization expense for deferred costs related to the revolving credit facilities totaled $6.3 million, $2.1 million, and $7.3 million for the years ended December 31, 2020, 2019 and 2018, respectively, inclusive of write-offs of $3.2 million and $1.8 million for the years ended December 31, 2020 and 2019, respectively. There were no related write-offs for the year ended December 31, 2018. Accumulated amortization for deferred costs related to the revolving credit facilities was $52.9 million and $49.8 million as of December 31, 2020 and December 31, 2019, respectively.

(2)	On February 1, 2018, the Company sold certain of its equity investments to CCA Acquisition, LLC, an affiliate of CIM Group, LLC, retaining interests in Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”), Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”) and Cole Credit Property Trust V, Inc. (“CCPT V” and, collectively with CCIT II and CCIT III, the “Retained REITs”). On December 21, 2020, CIM Real Estate Finance Trust, Inc. (“CMFT”) acquired CCIT III and CCPT V. Subsequent to the sale of Cole Capital, the Company carries these investments at fair value, as the Company does not exert significant influence over the Retained REITs, and any changes in the fair value are recognized in other income, net in the accompanying consolidated statement of operations for the years ended December 31, 2020, 2019 and 2018. During the year ended December 31, 2020, the Company recognized a loss of $0.3 million related to the change in fair value.

(3)	Amortization expense for leasehold improvements totaled $0.5 million, $0.7 million, and $1.2 million for the years ended December 31, 2020, 2019 and 2018, respectively, with no related write-offs. Accumulated amortization was $3.4 million and $2.8 million as of December 31, 2020 and December 31, 2019, respectively. Depreciation expense for property and equipment totaled $1.1 million, $1.3 million, and $2.3 million for the years ended December 31, 2020, 2019 and 2018, respectively, inclusive of write-offs of less than $0.1 million and $0.8 million for the years ended December 31, 2019 and 2018. Accumulated depreciation was $6.5 million and $5.4 million as of December 31, 2020 and December 31, 2019, respectively.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Note 5 – Fair Value Measures

The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. U.S. GAAP guidance defines three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 – Unobservable inputs reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. Changes in the type of inputs may result in a reclassification for certain assets. The Company does not expect that changes in classifications between levels will be frequent.

Items Measured at Fair Value on a Recurring Basis

The following tables present information about the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2020 and December 31, 2019, aggregated by the level in the fair value hierarchy within which those instruments fall (in thousands):

	Level 1	Level 2	Level 3	Balance as of December 31, 2020
Assets:
Investment in Retained REITs	$—	$—	$7,255	$7,255

	Level 1	Level 2	Level 3	Balance as of December 31, 2019
Assets:
Derivative assets	$—	$250	$—	$250
Investment in Retained REITs	—	—	7,552	7,552
Total assets	$—	$250	$7,552	$7,802
Liabilities:
Derivative liabilities	$—	$(28,081)	$—	$(28,081)

Derivative Assets and Liabilities – The Company’s derivative financial instruments relate to interest rate swaps. The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments are incorporated into the fair values to account for the Company’s potential nonperformance risk and the performance risk of the counterparties.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Although the Company determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of December 31, 2019, the Company assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Investment in Retained REITs – The fair values were estimated using the net asset value per share, as most recently disclosed by each applicable REIT. Each of the Retained REIT’s share redemption programs includes restrictions that limit the number of shares redeemed by the respective Retained REIT.

The following are reconciliations of the changes in assets and liabilities with Level 3 inputs in the fair value hierarchy for the year ended December 31, 2020 and 2019 (in thousands):

Investment in Retained REITs
Beginning balance, January 1, 2020	$7,552
Unrealized loss included in other income, net	(297)
Ending Balance, December 31, 2020	$7,255

Beginning balance, January 1, 2019	7,844
Unrealized loss included in other income, net	(292)
Ending Balance, December 31, 2019	$7,552

Items Measured at Fair Value on a Non-Recurring Basis

Certain financial and nonfinancial assets and liabilities are measured at fair value on a non-recurring basis and are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment.

Real Estate and Other Investments – The Company performs quarterly impairment review procedures for real estate investments, leasehold improvements and property and equipment, right of use assets and investments in unconsolidated entities, primarily through continuous monitoring of events and changes in circumstances that could indicate the carrying value of its real estate assets may not be recoverable.

As part of the Company’s quarterly impairment review procedures, net real estate assets representing 76 properties were deemed to be impaired resulting in impairment charges of $61.7 million during the year ended December 31, 2020 that relate to certain office, retail and restaurant properties whose tenants filed for Chapter 11 bankruptcy during the year ended December 31, 2020, were identified by management for potential sale or were determined would not be re-leased by the tenant. Additionally, $3.4 million was recorded in impairment charges related to right of use ground leases and certain leasehold improvements owned by the Company associated with ground leases where the respective leases are expected to be terminated and properties surrendered to the ground owner.

As a result of the COVID-19 pandemic, the Company considered whether there was any indication of impairment for properties that did not otherwise have potential impairment indicators and identified seven restaurant concepts to include on the Company’s impairment watch list as of December 31, 2020, however there were no additional impairment charges as a result of this assessment. Based on the Company’s expected holding period for the properties and the economic conditions as of December 31, 2020, the Company believes that their carrying values are recoverable. However, the COVID-19 pandemic has negatively impacted the businesses of certain of our tenants so the Company continues to monitor for circumstances and events in future periods, which may result in impairment charges.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

During the years ended December 31, 2019 and 2018, net real estate assets related to 77 and 70 properties, were deemed to be impaired resulting in impairment charges of $47.1 million and $54.6 million. The impairment charges related to certain office, retail and restaurant properties that, during the years ended December 31, 2019 and 2018, management identified for potential sale or determined, based on discussions with the current tenants, would not be re-leased by the tenant and the Company believed the property would not be leased to another tenant at a rental rate that supports the current book value.

The Company estimates fair values using Level 3 inputs and uses a combined income and market approach, specifically using discounted cash flow analysis and recent comparable sales transactions. The evaluation of real estate assets for potential impairment requires the Company’s management to exercise significant judgment and make certain key assumptions, including, but not limited to, the following: (1) capitalization rate; (2) discount rates; (3) number of years property will be held; (4) property operating expenses; and (5) re-leasing assumptions including number of months to re-lease, market rental revenue and required tenant improvements. There are inherent uncertainties in making these estimates such as market conditions and performance and sustainability of the Company’s tenants. For the Company’s impairment tests for the real estate assets during the year ended December 31, 2020, the Company used a range of discount rates from 7.9% to 8.9% with a weighted-average rate of 8.4% and capitalization rates from 7.4% to 8.4% with a weighted-average rate of 7.9%.

Goodwill – The Company evaluates goodwill for impairment annually or more frequently when an event occurs or circumstances change that indicate the carrying value may not be recoverable.

The Company performed the annual qualitative assessment for goodwill during the fourth quarter of 2020. As a result of the qualitative testing, the Company believes that it is more-likely-than-not that the fair value of the goodwill is greater than the carrying value. As such, no further testing was performed. The Company performed a qualitative analysis for the annual goodwill tests during the year ended December 31, 2019 and a quantitative analysis for the annual goodwill tests during the year ended December 31, 2018, which each resulted in no impairments. The Company continues to monitor factors that may impact the fair value of goodwill including, but not limited to, market comparable company multiples, stock price, interest rates, and global economic conditions including the COVID-19 pandemic.

Fair Value of Financial Instruments

The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash and accounts payable approximate their carrying value in the accompanying consolidated balance sheets due to their short-term nature and are classified as Level 1 under the fair value hierarchy. The fair values of the Company’s financial instruments are reported below (dollar amounts in thousands):

	Level	Carrying Amount at December 31, 2020	Fair Value at December 31, 2020	Carrying Amount at December 31, 2019	Fair Value at December 31, 2019
Liabilities (1):
Mortgage notes payable and other debt, net	2	$1,334,689	$1,384,490	$1,535,918	$1,590,915
Corporate bonds, net	2	4,622,951	5,123,588	2,839,581	3,022,087
Convertible debt, net	2	—	—	319,947	327,237
Credit facility	2	—	—	1,050,000	1,050,000
Total liabilities		$5,957,640	$6,508,078	$5,745,446	$5,990,239

(1)	Current and prior period liabilities’ carrying and fair values exclude net deferred financing costs.

Debt – The fair value is estimated by an independent third party using a discounted cash flow analysis, based on management’s estimates of observable market interest rates. Corporate bonds and convertible debt are valued using quoted market prices in active markets with limited trading volume when available.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Note 6 – Debt

As of December 31, 2020, the Company had $5.9 billion of debt outstanding, including net premiums and net deferred financing costs, with a weighted-average years to maturity of 6.0 years and a weighted-average interest rate of 3.98%. The following table summarizes the carrying value of debt as of December 31, 2020 and December 31, 2019, and the debt activity for the year ended December 31, 2020 (in thousands):

		Year Ended December 31, 2020
	Balance as of December 31, 2019	Debt Issuances	Repayments, Extinguishment and Assumptions	Accretion and Amortization	Balance as of December 31, 2020
Mortgage note payable:
Outstanding balance	$1,529,057	$1,032	$(196,894)	$—	$1,333,195
Net premiums (1)	6,861	—	(415)	(4,951)	1,495
Deferred costs	(7,784)	(326)	65	2,190	(5,855)
Mortgage notes payable, net	1,528,134	706	(197,244)	(2,761)	1,328,835

Corporate bonds:
Outstanding balance	2,850,000	1,800,000	—	—	4,650,000
Discount (2)	(10,419)	(18,235)	—	1,605	(27,049)
Deferred costs	(25,842)	(16,704)	—	3,825	(38,721)
Corporate bonds, net	2,813,739	1,765,061	—	5,430	4,584,230

Convertible debt:
Outstanding balance	321,802	—	(321,802)	—	—
Discount (2)	(1,855)	—	163	1,692	—
Deferred costs	(1,764)	—	155	1,609	—
Convertible debt, net	318,183	—	(321,484)	3,301	—

Credit facility:
Outstanding balance	1,050,000	902,000	(1,952,000)	—	—
Deferred costs (3)	(4,331)	(5)	3,160	1,176	—
Credit facility, net	1,045,669	901,995	(1,948,840)	1,176	—

Total debt	$5,705,725	$2,667,762	$(2,467,568)	$7,146	$5,913,065

(1)	Net premiums on mortgage notes payable were recorded upon the assumption of the respective mortgage notes in relation to the various mergers and acquisitions. Amortization of these net premiums is recorded as a reduction to interest expense over the remaining term of the respective mortgage notes using the effective-interest method.

(2)	Discounts on the corporate bonds and convertible debt were recorded based upon the fair value of the respective debt instruments as of the respective issuance dates. Amortization of these discounts is recorded as an increase to interest expense over the remaining term of the respective debt instruments using the effective-interest method.

(3)	Deferred costs relate to the Credit Facility Term Loan, as defined in the “Credit Facility” section below.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Mortgage Notes Payable

The Company’s mortgage notes payable consisted of the following as of December 31, 2020 (dollar amounts in thousands):

	Encumbered Properties	Net Carrying Value of Collateralized Properties (1)	Outstanding Balance	Weighted-Average Interest Rate (2)		Weighted-Average Years to Maturity (3)
Fixed-rate debt	278	$1,682,514	$1,318,126	5.01%		2.1
Variable-rate debt	1	29,129	15,069	3.75	%(4)	0.6
Total (5)	279	$1,711,643	$1,333,195	4.99%		2.1

(1)	Net carrying value is real estate assets, including investment in direct financing leases, net of real estate liabilities.

(2)	Weighted average interest rate is computed using the interest rate in effect until the anticipated repayment date. Should the loan not be repaid at the anticipated repayment date, the applicable interest rate will increase as specified in the respective loan agreement until the extended maturity date.

(3)	Weighted average years remaining to maturity is computed using the anticipated repayment date as specified in each loan agreement, where applicable.

(4)	Weighted-average interest rate for variable-rate debt represents the interest rate in effect as of December 31, 2020.

(5)	The table above does not include mortgage notes associated with unconsolidated joint ventures and preferred equity investments of $550.5 million, which are non-recourse to the Company.

The Company’s mortgage loan agreements generally restrict corporate guarantees and require the maintenance of financial covenants, including maintenance of certain financial ratios (such as debt service coverage ratios and minimum net operating income). The mortgage loan agreements contain no dividend restrictions except in the event of default or when a distribution would drive liquidity below the applicable thresholds. At December 31, 2020, the Company believes that it was in compliance with the financial covenants under the mortgage loan agreements and had no restrictions on the payment of dividends.

The following table summarizes the scheduled aggregate principal repayments due on mortgage notes subsequent to December 31, 2020 (in thousands):

Total
2021	$314,042
2022	266,951
2023	124,217
2024	621,021
2025	1,078
Thereafter	5,886
Total	$1,333,195

Corporate Bonds

As of December 31, 2020, the OP had $4.65 billion aggregate principal amount of senior unsecured notes (the “Senior Notes”) outstanding comprised of the following (dollar amounts in thousands):

	Outstanding Balance December 31, 2020	Interest Rate	Maturity Date
Senior Notes due 2024	$500,000	4.600%	February 6, 2024
Senior Notes due 2025	550,000	4.625%	November 1, 2025
Senior Notes due 2026	600,000	4.875%	June 1, 2026
Senior Notes due 2027	600,000	3.950%	August 15, 2027
Senior Notes due January, 2028	600,000	3.400%	January 15, 2028
Senior Notes due June, 2028	500,000	2.200%	June 15, 2028
Senior Notes due 2029	600,000	3.100%	December 15, 2029
Senior Notes due 2032	700,000	2.850%	December 15, 2032
Total balance and weighted-average interest rate	$4,650,000	3.685%

On June 29, 2020, the Company closed a senior note offering, consisting of $600.0 million aggregate principal amount of the Operating Partnership’s 3.40% Senior Notes due 2028 (the “Senior Notes due January 2028”). On November 17, 2020, the Company closed a senior note offering, consisting of $500.0 million aggregate principal amount of the Operating Partnership’s 2.20% Senior Notes due 2028 (the “Senior Notes due June 2028”) and $700.0 million aggregate principal amount of the Operating Partnership’s 2.85% Senior Notes due 2032 (the “Senior Notes due 2032”).

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

The Senior Notes are guaranteed by the General Partner. The OP may redeem all or a part of any series of the Senior Notes at any time, at its option, for the redemption prices set forth in the indenture governing the Senior Notes. Generally, 60 to 90 days prior to maturity, the redemption price will be equal to 100% of the principal amount of the Senior Notes. The Senior Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”) and are freely transferable.

The indenture governing our Senior Notes requires us to maintain financial ratios which include maintaining (i) a maximum limitation on incurrence of total debt less than or equal to 65% of Total Assets (as defined in the indenture), (ii) maximum limitation on incurrence of secured debt less than or equal to 40% of Total Assets (as defined in the indenture), (iii) a minimum debt service coverage ratio of at least 1.5x and (iv) a minimum unencumbered asset value of at least 150% of the aggregate principal amount of all of the outstanding Unsecured Debt (as defined in the indenture). As of December 31, 2020, the Company believes that it was in compliance with the financial covenants of our Senior Notes based on the covenant limits and calculations in place at that time.

Convertible Debt

The Company had an outstanding balance of $321.8 million of its 3.75% convertible senior notes due December 15, 2020 (the “2020 Convertible Notes”) as of December 31, 2019. During the year ended December 31, 2020, the 2020 Convertible Notes were repaid in full in accordance with the indenture governing the 2020 Convertible Notes.

Credit Facility

On May 23, 2018, the General Partner, as guarantor, and the OP, as borrower, entered into a credit agreement with Wells Fargo Bank, National Association as administrative agent and other lenders party thereto (the “Credit Agreement”). The Credit Agreement provided for maximum borrowings of $2.9 billion, originally consisting of a $2.0 billion unsecured revolving credit facility (the “Revolving Credit Facility”) and a $900.0 million unsecured term loan facility (the “Credit Facility Term Loan,” together with the Revolving Credit Facility, the “Credit Facility”). Effective December 27, 2019, the Company reduced the amount available under its Revolving Credit Facility from $2.0 billion to $1.5 billion. On May 27, 2020, the Operating Partnership and the Company, entered into Amendment No. 1 to the Credit Agreement (the “Amendment”) which, among other things, modified the measurement period for certain financial covenants (and relevant associated definitions) from either the prior quarterly period annualized or the prior six month period to the four consecutive fiscal quarter period most recently ending.

As of December 31, 2020, no amounts were outstanding under the Revolving Credit Facility and the Company repaid the outstanding balance of $900.0 million on the Credit Facility Term Loan in connection with the termination of the related interest rate swap agreements discussed in Note 7 – Derivatives and Hedging Activities. The maximum aggregate dollar amount of letters of credit that may be outstanding at any one time under the Credit Facility is $50.0 million. As of December 31, 2020, there were $3.7 million of letters of credit outstanding.

The Revolving Credit Facility generally bears interest at an annual rate of LIBOR plus 0.775% to 1.55% or Base Rate plus 0.00% to 0.55% (based upon the General Partner’s then current credit rating). “Base Rate” is defined as the highest of the prime rate, the federal funds rate plus 0.50% or a floating rate based on one month LIBOR plus 1.0%, determined on a daily basis. The Credit Facility Term Loan generally bore interest at an annual rate of LIBOR plus 0.85% to 1.75%, or Base Rate plus 0.00% to 0.75% (based upon the General Partner’s then current credit rating). In addition, the Credit Agreement provides the flexibility for interest rate auctions, pursuant to which, at the Company’s election, the Company may request that lenders make competitive bids to provide revolving loans, which competitive bids may be at pricing levels that differ from the foregoing interest rates.

In the event of default, at the election of a majority of the lenders (or automatically upon a bankruptcy event of default with respect to the OP or the General Partner), the commitments of the lenders under the Credit Facility will terminate, and payment of any unpaid amounts in respect of the Credit Facility will be accelerated. The Revolving Credit Facility terminates on May 23, 2022, unless extended in accordance with the terms of the Credit Agreement. The Credit Agreement provides for two six-month extension options with respect to the Revolving Credit Facility, exercisable at the OP’s election and subject to certain customary conditions, as well as certain customary “amend and extend” provisions. At any time, upon timely notice by the OP and subject to any breakage fees, the OP may prepay borrowings under the Credit Facility (subject to certain limitations applicable to the prepayment of any loans obtained through an interest rate auction, as described above). The OP incurs a facility fee equal to 0.10% to 0.30% per annum (based upon the General Partner’s then current credit rating) multiplied by the commitments (whether or not utilized) in respect of the Revolving Credit Facility. The OP also incurs customary administrative agent, letter of credit issuance, letter of credit fronting, extension and other fees.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

The Credit Facility requires restrictions on corporate guarantees, as well as the maintenance of financial covenants, including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios). The key financial covenants in the Credit Facility, as defined and calculated per the terms of the Credit Agreement, include maintaining (i) a maximum leverage ratio less than or equal to 60%, (ii) a minimum fixed charge coverage ratio of at least 1.5x, (iii) a secured leverage ratio less than or equal to 45%, (iv) a total unencumbered asset value ratio less than or equal to 60% and (v) a minimum unencumbered interest coverage ratio of at least 1.75x. The Company believes that it was in compliance with the financial covenants pursuant to the Credit Agreement and is not restricted from accessing any borrowing availability under the Credit Facility as of December 31, 2020.

Note 7 – Derivatives and Hedging Activities

Cash Flow Hedges of Interest Rate Risk

The Company had interest rate swap agreements with an aggregate $900.0 million notional amount, which were designated as cash flow hedges. The Company also had forward starting interest rate swaps with a total notional amount of $400.0 million, which were designated as cash flow hedges to hedge the risk of changes in the interest-related cash outflows associated with the anticipated issuance of long-term debt. During the fourth quarter of 2020, the Company terminated interest rate swap agreements with an aggregate $900.0 million notional amount and terminated the forward starting interest rate swaps with a notional amount of $400.0 million in connection with the early repayment of borrowings under the Credit Facility Term Loan, as discussed in Note 6 – Debt. In connection with the hedge terminations, the Company accelerated the reclassification of amounts in other comprehensive income to earnings as a result of the hedged forecasted transactions becoming probable not to occur, which was offset by a gain related to the derecognition of derivative liabilities. The Company paid $85.4 million of termination and other fees, which are included in (loss) gain on derivative instruments, net in the accompanying consolidated statements of operations.

The table below presents the fair value of the Company’s derivative financial instruments designated as cash flow hedges as well as their classification in the consolidated balance sheets as of December 31, 2020 and December 31, 2019 (in thousands):

Derivatives Designated as Hedging Instruments	Balance Sheet Location	December 31, 2020	December 31, 2019
Interest rate swaps	Rent and tenant receivables and other assets, net	$—	$250
Interest rate swaps	Derivative, deferred rent and other liabilities	$—	$(28,081)

During the years ended December 31, 2020 and 2019, the Company recorded unrealized losses of $71.5 million and $29.9 million, respectively, for changes in the fair value of the cash flow hedges in accumulated other comprehensive income. There were no similar amounts recorded during the year ended December 31, 2018.

The Company reclassified previous losses of $99.7 million, $2.5 million, and $0.3 million for the years ended December 31, 2020, 2019 and 2018, respectively, from accumulated other comprehensive income (loss) into interest expense as a result of the hedged transactions impacting earnings.

During the next twelve months, the Company estimates that an additional $0.4 million will be reclassified from other comprehensive income (loss) as an increase to interest expense.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Derivatives Not Designated as Hedging Instruments

As of December 31, 2020 and December 31, 2019, the Company had no interest rate swaps that were not designated as qualifying hedging relationships.

Tabular Disclosure of Offsetting Derivatives

The table below details a gross presentation, the effects of offsetting and a net presentation of the Company’s derivatives as of December 31, 2020 and December 31, 2019 (in thousands). The net amounts of derivative assets or liabilities can be reconciled to the tabular disclosure of fair value.

	Offsetting of Derivative Assets and Liabilities
	Gross Amounts of Recognized Assets	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts of Assets Presented in the Consolidated Balance Sheets	Net Amounts of Liabilities Presented in the Consolidated Balance Sheets	Financial Instruments	Cash Collateral Received	Net Amount
December 31, 2020	$—	$—	$—	$—	$—	$—	$—	$—
December 31, 2019	$250	$(28,081)	$—	$250	$(28,081)	$—	$—	$(27,831)

Note 8 – Supplemental Cash Flow Disclosures

Supplemental cash flow information was as follows for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	Year Ended December 31,
	2020	2019	2018
Supplemental disclosures:
Cash paid for interest	$240,075	$281,490	$267,400
Cash paid for income taxes	$5,850	$5,019	$5,589
Non-cash investing and financing activities:
Accrued capital expenditures, tenant improvements and real estate developments	$6,158	$13,412	$12,648
Accrued deferred financing costs	$24	$1,100	$67
Real estate contributions to industrial partnership and office partnership	$17,240	$29,577	$—
Distributions declared and unpaid	$89,514	$150,365	$148,383
Distributions payable relinquished	$—	$12,522	$—
Mortgage note payable relieved by foreclosure or a deed-in-lieu of foreclosure	$—	$19,525	$16,200
Real estate investments received from lease related transactions	$259	$3,800	$1,386
Real estate investments relinquished	$862	$—	$—
Establishment of right-of-use assets and lease liabilities	$—	$236,286	$—
Nonmonetary exchanges:
Exchange of real estate investments	$—	$8,900	$—

Note 9 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following as of December 31, 2020 and December 31, 2019 (in thousands):

	December 31, 2020	December 31, 2019
Accrued interest	$44,164	$31,925
Accrued real estate and other taxes	27,689	25,320
Accrued legal fees and litigation settlements	11,245	25,571
Accounts payable	1,895	1,779
Accrued other	32,022	41,725
Total	$117,015	$126,320

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Note 10 – Commitments and Contingencies

The Company is party to various legal proceedings which it believes are routine in nature and incidental to the operation of its business. The Company does not believe that any of these outstanding claims against it are expected to have a material adverse effect upon its consolidated financial position or results of operations.

Purchase Commitments

In the normal course of business, the Company enters into various types of commitments to purchase real estate properties. These commitments are generally subject to the Company’s customary due diligence process and, accordingly, a number of specific conditions must be met before the Company is obligated to purchase the properties.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition, in each case, that it believes will have a material adverse effect on the results of operations.

Note 11 – Leases

Lessor

The Company is the lessor for its 3,831 retail, restaurant, office and industrial properties. The Company’s operating and direct financing leases have non-cancelable lease terms of 0.01 years to 24.1 years. Certain leases with tenants include options to extend or terminate the lease agreements or to purchase the underlying asset. Lease agreements may also contain rent increases that are based on an index or rate (e.g., the consumer price index (“CPI”) or LIBOR). The Company believes the residual value risk is not a primary risk because of the long-lived nature of the assets.

The components of rental revenue from the Company’s operating and direct financing leases were as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
Fixed:
Cash rent (1)	$1,036,422	$1,102,538	$1,121,482
Straight-line rent (2)	25,161	28,032	39,772
Lease intangible amortization	(3,357)	(2,538)	(4,178)
Property operating cost reimbursements	5,866	5,559	5,375
Sub-lease (3)	20,141	21,496	16,178
Total fixed	1,084,233	1,155,087	1,178,629

Variable (4)	73,404	81,310	78,179
Income from direct financing leases	648	837	1,059
Total rental revenue	$1,158,285	$1,237,234	$1,257,867

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

(1)	For the year ended December 31, 2020, the Company had $17.9 million of rental revenue related to deferral agreements executed through February 16, 2021, which qualify for the COVID-19 Lease Concessions Relief. For the year ended December 31, 2020, cash rent was negatively impacted by (i) $18.3 million of abated rental revenue pursuant to lease amendments executed through December 31, 2020, which increased the weighted average lease term for the related properties and (ii) a reduction to rental revenue of $23.0 million that was related to the impact of the COVID-19 pandemic, of which $9.6 million represented an increase to the general allowance for rental revenue and $13.4 million represented amounts not probable of collection at December 31, 2020 and rental revenue will be recognized as cash is received.

(2)	For the year ended December 31, 2020, straight-line rent was reduced by $3.5 million that was related to the impact of the COVID-19 pandemic, for straight-line rent receivables that were deemed not probable of collection.

(3)	The Company’s tenants are generally sub-tenants under certain ground leases and are responsible for paying the rent under these leases.

(4)	Includes costs reimbursed related to property operating expenses, common area maintenance and percentage rent, including these costs reimbursed by ground lease sub-tenants.

The following table presents future minimum operating lease payments due to the Company over the next five years and thereafter as of December 31, 2020 (in thousands). These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes.

	Future Minimum Operating Lease Payments	Future Minimum Direct Financing Lease Payments(1)
2021	$1,043,236	$2,000
2022	992,411	1,925
2023	927,738	1,565
2024	856,646	510
2025	752,049	169
Thereafter	4,728,485	655
Total	$9,300,565	$6,824

(1)	Related to 18 properties which are subject to direct financing leases and, therefore, revenue is recognized as rental income on the discounted cash flows of the lease payments. Amounts reflect undiscounted cash flows to be received by the Company under the lease agreements on these respective properties.

Lessee

The Company is the lessee under ground lease arrangements and corporate office leases. All leases for which the Company is the lessee meet the criteria of an operating lease. The Company’s leases have remaining lease terms of 0.2 years to 78.6 years, some of which include options to extend. The weighted average remaining lease term for the Company’s operating leases was 15.9 years as of December 31, 2020. Under certain ground lease arrangements, the Company pays variable costs, including property operating expenses and common area maintenance, which are generally reimbursed by the ground lease sub-tenants. The weighted average discount rate for the Company’s operating leases was 4.91% as of December 31, 2020. As the Company’s leases do not provide an implicit rate, the Company used an estimated incremental borrowing rate based on the information available at the adoption date in determining the present value of lease payments.

The Company incorporated renewal periods in the calculation of the majority of ground lease right-of-use assets and lease liabilities. Pursuant to certain leases, the Company is required to execute renewal options available under the ground lease through the building lease term. No renewals were incorporated in the calculation of the corporate lease right-of-use assets and liabilities, as it is not reasonably certain that the Company will exercise the options. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

The following table presents the lease expense components for the years ended December 31, 2020 and 2019 (in thousands):

	Year Ended December 31,
	2020	2019
Operating lease cost (1)	$24,259	$24,392
Sublease income (2)	$(20,141)	$(21,496)

(1)	No cash paid for operating lease liabilities was capitalized.

(2)	The Company’s tenants are generally sub-tenants under certain ground leases and are responsible for paying the rent under these leases.

Subsequent to initial measurement of $233.3 million and $236.3 million, respectively, the Company reduced the right-of-use assets by $2.1 million and operating lease liabilities by $2.6 million, for non-cash activity related to dispositions and lease modifications during the year ended December 31, 2019. During the year ended December 31, 2020, the Company reduced the right-of-use assets and operating lease liabilities by $1.2 million and $1.3 million, respectively.

The following table reflects the future minimum lease payments due from the Company over the next five years and thereafter for ground lease obligations, which are substantially reimbursable by our tenants, and office lease obligations as of December 31, 2020 (in thousands).

Future Minimum Lease Payments
2021	$22,420
2022	21,709
2023	21,300
2024	20,656
2025	20,213
Thereafter	206,752
Total	313,050
Less: imputed interest	103,946
Total	$209,104

The following table reflects the future minimum lease payments due from the Company over the five years subsequent to December 31, 2019 (in thousands).

Future Minimum Lease Payments
2020	$22,287
2021	22,284
2022	22,122
2023	21,695
2024	21,132
Thereafter	225,457
Total	$334,977
Less: imputed interest	113,916
Total	$221,061

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Note 12 – Equity

Reverse Stock Split

The Company’s one-for-five reverse stock split of its Common Stock took effect after markets closed on December 17, 2020 following the filing of amendments to its charter with the Maryland State Department of Assessments and Taxation whereby every five shares of VEREIT's issued and outstanding shares of Common Stock, $0.01 par value per share, were converted into one share of Common Stock, $0.01 par value per share. VEREIT’s Common Stock began trading on the NYSE on a split-adjusted basis beginning December 18, 2020. Fractional shares resulting from the reverse stock split were paid in cash based on the trailing average closing price of VEREIT’s Common Stock on the New York Stock Exchange for a period of three days prior to the effective date. The reverse stock split affected all record holders of VEREIT’s Common Stock uniformly and did not affect any record holder’s percentage ownership interest, except for de minimus changes as a result of the elimination of fractional shares. Trading in the Common Stock continued on the NYSE under the symbol “VER” but the Common Stock was assigned a new CUSIP number. The reverse stock split reduced the number of shares of Common Stock outstanding but did not affect the number of VEREIT’s authorized shares of Common Stock. A corresponding reverse split of the outstanding OP Units also took effect on December 17, 2020.

Common Stock and General Partner OP Units

The General Partner is authorized to issue up to 1.5 billion shares of Common Stock. As of December 31, 2020, the General Partner had approximately 228.9 million shares of Common Stock issued and outstanding. Additionally, the Operating Partnership had approximately 228.9 million General Partner OP Units issued and outstanding as of December 31, 2020, corresponding to the General Partner’s outstanding shares of Common Stock.

Common Stock Continuous Offering Program

The Company initiated its continuous equity offering program in 2019, pursuant to which the Company could sell shares of common stock in “at-the-market” offerings or certain other transactions (the “ATM Program”). The proceeds from any sale of shares under the ATM Program have been and will be used for general corporate purposes, which may include funding potential acquisitions and repurchasing or repaying outstanding indebtedness.

During the year ended December 31, 2019, the Company issued an aggregate of 1.81 million shares under the ATM Program, at a weighted average price per share of $48.00, for gross proceeds of $86.7 million. The weighted average price per share, net of commissions, was $47.28, for net proceeds of $85.4 million.

During the year ended December 31, 2020, the Company issued an aggregate of 13.3 million shares under the ATM Program, at a weighted average price per share of $36.41, for gross proceeds of $484.1 million. The weighted average price per share, net of commissions, was $36.00, for net proceeds of $478.7 million. The Company incurred $0.1 million of other offering expenses. As of December 31, 2020, the Company sold an aggregate of $572.2 million under the ATM Program, which had an initial capacity of $750.0 million.

Series F Preferred Stock and Series F Preferred OP Units

The Series F Preferred Stock pays cumulative cash dividends at the rate of 6.70% per annum on their liquidation preference of $25.00 per share (equivalent to $1.675 per share on an annual basis). The General Partner may, at its option, redeem shares of the Series F Preferred Stock, in whole or from time to time in part, at a redemption price of $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends thereon to the date fixed for redemption. The shares of Series F Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the General Partner redeems or otherwise repurchases them or they become convertible and are converted into Common Stock (or, if applicable, alternative consideration). The Series F Preferred Units contain the same terms as the Series F Preferred Stock.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

During the year ended December 31, 2019, the Company redeemed a total of 12.0 million shares of Series F Preferred Stock, representing approximately 28.02% of the issued and outstanding preferred shares as of the beginning of 2019. The shares of Series F Preferred Stock were redeemed at a redemption price of $25.00 per share plus all accrued and unpaid dividends.

During the year ended December 31, 2020, the Company redeemed a total of 12.0 million shares of Series F Preferred Stock, representing approximately 38.87% of the issued and outstanding shares of Series F Preferred Stock as of the beginning of 2020. The shares of Series F Preferred Stock were redeemed at a redemption price of $25.00 per share plus accrued and unpaid dividends. As of December 31, 2020, there were approximately 18.9 million shares of Series F Preferred Stock, approximately 18.9 million corresponding General Partner Series F Preferred Units and 49,766 Limited Partner Series F Preferred Units issued and outstanding.

For federal income tax purposes, distributions to stockholders are characterized as ordinary dividends, capital gain distributions, or nondividend distributions. Nondividend distributions will reduce U.S stockholders’ basis (but not below zero) in their shares. The following table shows the character of the Series F Preferred Stock distributions paid on a percentage basis for the years ended December 31, 2020, 2019 and 2018:

	Year Ended December 31,
	2020	2019	2018
Ordinary dividends	—%	71.7%	100.0%
Nondividend distributions	100.0%	—%	—%
Capital gain distributions	—%	28.3%	—%
Total	100.0%	100.0%	100.0%

Limited Partner OP Units

As of December 31, 2020 the Operating Partnership had approximately 0.2 million Limited Partner OP Units outstanding.

Common Stock Dividends

On November 4, 2020, the Company’s Board of Directors declared a quarterly cash dividend for the fourth quarter of 2020 of $0.077 per share of Common Stock consistent with the prior quarter’s dividend. The dividend was paid on January 15, 2021 to Common Stock stockholders of record as of December 31, 2020 and was equivalent to $0.385 per share after accounting for the one-for-five reverse stock split. An equivalent distribution by the Operating Partnership is applicable per OP Unit.

For federal income tax purposes, distributions to stockholders are characterized as ordinary dividends, capital gain distributions, or nondividend distributions. Nondividend distributions will reduce U.S stockholders’ basis (but not below zero) in their shares. The following table shows the character of the Common Stock distributions paid on a percentage basis for the years ended December 31, 2020, 2019 or 2018:

	Year Ended December 31,
	2020	2019	2018
Ordinary dividends	—%	45.0%	13.8%
Nondividend distributions	100.0%	37.2%	86.2%
Capital gain distributions	—%	17.8%	—%
Total	100.0%	100.0%	100.0%

Share Repurchase Program

The Company has a share repurchase program (the “2019 Share Repurchase Program”), together with its prior share repurchase program from 2018 which was terminated on May 3, 2018, (the “Share Repurchase Programs”) that permits the Company to repurchase up to $200.0 million of its outstanding Common Stock through May 6, 2022. Under the 2019 Share Repurchase Program, repurchases can be made through open market purchases, privately negotiated transactions, structured or derivative transactions, including accelerated stock repurchase transactions, or other methods of acquiring shares in accordance with applicable securities laws and other legal requirements. The 2019 Share Repurchase Program does not obligate the Company to make any repurchases at a specific time or in a specific situation and repurchases are influenced by prevailing market conditions, the trading price of the Common Stock, the Company’s financial performance and other conditions. Shares of Common Stock repurchased by the Company under the 2019 Share Repurchase Program, if any, will be returned to the status of authorized but unissued shares of Common Stock.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

There were no share repurchases under the 2019 Share Repurchase Program during the years ended December 31, 2020 or 2019. As of December 31, 2020, the Company had $200.0 million available for share repurchases under the 2019 Share Repurchase Program.

Note 13– Equity-based Compensation

Equity-based Compensation

The Company has an equity-based incentive award plan (the “Equity Plan”) for non-executive directors, officers, other employees and advisors or consultants who provide services to the Company, as applicable, and a non-executive director restricted share plan, which are accounted for under U.S. GAAP for share-based payments. The expense for such awards is recognized over the vesting period or when the requirements for exercise of the award have been met. Restricted Shares are considered issued and outstanding and provide for rights identical to those of Common Stock. Restricted Stock Units do not provide for any rights of a common stockholder prior to the vesting of such Restricted Stock Units. As is the case when fully vested shares of Common Stock are issued from the Equity Plan, for each Restricted Share awarded under the Equity Plan, the Operating Partnership issues a General Partner OP Unit to the General Partner with identical terms. Upon vesting or settlement of Restricted Stock Units or Deferred Stock Units, respectively, the Operating Partnership issues a General Partner OP Unit to the General Partner for each share of Common Stock issued as a result of such vesting. The General Partner has authorized and reserved a total number of shares equal to 10.0% of the total number of issued and outstanding shares of Common Stock (on a fully diluted basis assuming the redemption of all OP Units for shares of Common Stock) to be issued at any time under the Equity Plan for equity incentive awards.

As of December 31, 2020, the General Partner had cumulatively awarded under its Equity Plan approximately 3.6 million shares of Common Stock, which was comprised of 0.8 million Restricted Shares, net of the forfeiture of 0.7 million Restricted Shares through that date, 1.5 million restricted stock units (“Restricted Stock Units”), net of the forfeiture/cancellation of 0.4 million Restricted Stock Units through that date, 0.2 million deferred stock units (“Deferred Stock Units”), and 1.1 million stock options (“Stock Options”), net of forfeiture/cancellation of 0.1 million Stock Options through that date. Accordingly, as of such date, approximately 20.4 million additional shares were available for future issuance, excluding the effect of the 1.1 million Stock Options. As of December 31, 2020, a total of 9,000 shares were awarded under the non-executive director restricted share plan out of the 19,800 shares reserved for issuance.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Restricted Shares

The Company issued Restricted Shares to certain employees and non-executive directors beginning in 2011. In addition, the Company issued Restricted Shares to employees of affiliates of the Former Manager prior to 2015. The fair value of the Restricted Shares granted to employees under the Equity Plan is generally determined using the closing stock price on the grant date and is expensed over the requisite service period on a straight-line basis. The fair value of Restricted Shares granted to non-executive directors and employees of affiliates of the Former Manager under the Equity Plan was measured based upon the fair value of goods or services received or the equity instruments granted, whichever was more reliably determinable, and was expensed in full at the date of grant.

During the years ended December 31, 2019 and 2018, the Company recorded $0.1 million and $0.6 million, respectively, of compensation expense related to the Restricted Shares. During the year ended December 31, 2019, all Restricted Shares vested. As such, there was no further unrecognized compensation expense or activity related to the Restricted Shares.

Time-Based Restricted Stock Units

Under the Equity Plan, the Company may award Restricted Stock Units to employees that will vest if the recipient maintains employment over the requisite service period (the “Time-Based Restricted Stock Units”). The fair value of the Time-Based Restricted Stock Units granted to employees under the Equity Plan is generally determined using the closing stock price on the grant date and is expensed over the requisite service period on a straight-line basis, which is generally three years. During the year ended December 31, 2020, the Company recorded $5.6 million of compensation expense related to Time-Based Restricted Stock Units. During each of the years ended December 31, 2019 and 2018, the Company recorded $5.1 million of such expenses. During the year ended December 31, 2019, this includes compensation expense attributable to awards for which the requisite service period begins prior to the assumed future grant date. As of December 31, 2020, there was $7.5 million of unrecognized compensation expense related to the Time-Based Restricted Stock Units with a weighted-average remaining term of 2.2 years.

The following table details the activity of the Time-Based Restricted Stock Units during the year ended December 31, 2020.

	Time-Based Restricted Stock Units	Weighted-Average Grant Date Fair Value
Unvested units, December 31, 2019	250,320	$38.66
Granted	155,622	48.20
Vested	(119,107)	39.10
Forfeited	(2,938)	43.92
Unvested units, December 31, 2020	283,897	$43.65

Deferred Stock Units

The Company may award Deferred Stock Units to non-executive directors under the Equity Plan. Each Deferred Stock Unit represents the right to receive one share of Common Stock. The Deferred Stock Units provide for immediate vesting on the grant date and will be settled with Common Stock either on the earlier of the date on which the respective director separates from the Company, dies or the third anniversary of the grant date, or if granted pursuant to the director’s voluntary election to participate in the director’s deferred compensation program, on the date the director separates from the Company (or upon a change of control or death). The fair value of the Deferred Stock Units is determined using the closing stock price on the grant date and is expensed over the requisite service period or on the grant date for awards with no requisite service period. During the year ended December 31, 2020, the Company recorded $1.1 million of expense related to Deferred Stock Units. During each of the years ended December 31, 2019 and 2018, the Company recorded approximately $1.2 million of such expenses. As of December 31, 2020, there is no unrecognized compensation expense related to the Deferred Stock Units.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

The following table details the activity of the Deferred Stock Units during the year ended December 31, 2020.

	Deferred Stock Units	Weighted-Average Grant Date Fair Value
Unvested units, December 31, 2019	—	$—
Granted	44,729	27.92
Vested	(44,729)	27.92
Forfeited	—	—
Unvested units, December 31, 2020	—	$—

Long-Term Incentive Awards

The General Partner may award long-term incentive-based Restricted Stock Units (the “LTI Target Awards”) to employees under the Equity Plan. Vesting of the LTI Target Awards is based upon the General Partner’s level of achievement of total stockholder return (“TSR”), including both share price appreciation and Common Stock dividends, as measured equally against a market index and against a peer group generally over a three year period.

The fair value and derived service period of the LTI Target Awards as of their grant date is determined using a Monte Carlo simulation which takes into account multiple input variables that determine the probability of satisfying the required TSR, as outlined in the award agreements. This method requires the input of assumptions, including the future dividend yield, the expected volatility of the Common Stock and the expected volatility of the market index constituents and the peer group. Compensation expense is recognized on a straight-line basis over the requisite service period regardless of whether the necessary TSR is attained, provided that the requisite service condition has been achieved. During the years ended December 31, 2020, 2019 and 2018, the Company recorded $5.3 million, $5.5 million and $5.8 million, respectively, of expense related to the LTI Target Awards. As of December 31, 2020, there was $7.4 million of unrecognized compensation expense related to the LTI Target Awards with a weighted-average remaining term of 2.3 years.

The following table details the activity of the LTI Target Awards during the year ended December 31, 2020.

	LTI Target Awards	Weighted-Average Grant Date Fair Value
Unvested units, December 31, 2019	322,819	$35.98
Granted	133,644	47.89
Vested	(132,361)	32.20
Forfeited	(45,177)	32.53
Unvested units, December 31, 2020	278,925	$44.03

Stock Options

The General Partner may award Stock Options to employees that will vest if the recipient maintains constant employment through the end of the requisite service period.

The fair value of the Stock Options as of their grant date is determined using the Black-Scholes option pricing model, which requires the input of assumptions including expected terms, expected volatility, dividend yield and risk free rate. Expected term was calculated using the midpoint between the three year cliff vesting period and the 10-year contractual term. Expected volatilities were based on both historical and implied volatilities. The risk-free interest rate was based on zero-coupon yields derived from the U.S. Treasury Constant Maturity yield curve in effect as of the grant date.

The following inputs and assumptions were used to calculate the weighted-average fair values of the options granted at the date of grant as follows:

	February 20, 2019	February 21, 2018
Expected term (in years)	6.5	6.5
Volatility	24.21%	27.39%
Dividend yield	7.09%	7.21%
Risk-free rate	2.52%	2.75%
Grant date fair value	$3.70	$3.80

Compensation expense is recognized on a straight-line basis over the service period above. During the years ended December 31, 2020, 2019 and 2018, the Company recorded $1.3 million and $1.2 million and $0.6 million, respectively, of expense related to Stock Options. As of December 31, 2020, there was $0.9 million of unrecognized compensation expense related to Stock Options with a weighted-average remaining term of 1.0 year.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

The following table details the activity of the Stock Options during the year ended December 31, 2020.

	Stock Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Unvested options, December 31, 2019	1,072,406	$37.85	8.66	$8,954,271
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	(16,020)	37.80	—	—
Unvested options, December 31, 2020	1,056,386	$37.85	7.65	$1,842,198

Note 14 — Discontinued Operations

On November 13, 2017, the Company entered into a purchase and sale agreement (as amended by that certain First Amendment to the Purchase and Sale Agreement, dated as of February 1, 2018, the “Cole Capital Purchase and Sale Agreement”). On February 1, 2018, the Company completed the sale of its investment management segment, Cole Capital, under the terms of the Cole Capital Purchase and Sale Agreement. Substantially all of the Cole Capital segment operations were conducted through Cole Capital Advisors, Inc. (“CCA”), an Arizona corporation and a wholly owned subsidiary of the OP. The OP sold all of the issued and outstanding shares of common stock of CCA and certain of CCA’s subsidiaries to the Cole Purchaser, an affiliate of CIM Group, LLC for approximately $120.0 million paid in cash at closing. The Company could also earn up to an aggregate of $80.0 million of Net Revenue Payments in each calendar year through December 31, 2023 if future revenues of Cole Capital exceed a specified dollar threshold in a calendar year. There were no Net Revenue Payments received or earned since the sale. Substantially all of the Cole Capital segment financial results are reflected in the financial statements as discontinued operations. There were no discontinued operations or cash flows for the years ended December 31, 2020 or 2019. There were also no assets and liabilities related to discontinued operations as of December 31, 2020, 2019 or 2018.

The following is a summary of the financial information for discontinued operations for the year ended December 31, 2018 (in thousands):

2018
Revenues:
Offering-related fees and reimbursements	$1,027
Transaction service fees and reimbursements	334
Management fees and reimbursements	6,452
Total revenues	7,813
Operating expenses:
Cole Capital reallowed fees and commissions	602
Transaction costs (1)	(654)
General and administrative	4,450
Total operating expenses	4,398
Loss on disposition and assets held for sale	(1,815)
Income before taxes	1,600
Benefit from income taxes	2,095
Income from discontinued operations, net of income taxes	$3,695

(1)	The negative balance for the year ended December 31, 2018 is a result of estimated costs accrued in prior periods that exceeded actual expenses incurred.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

The following is a summary of cash flows related to discontinued operations for the year ended December 31, 2018 (in thousands):

2018
Cash flows related to discontinued operations:
Cash flows used in operating activities	$(10,468)
Cash flows from investing activities	$122,915

Income Taxes

Cole Capital’s business, substantially all of which was conducted through a TRS, recognized a tax benefit of $2.1 million for the year ended December 31, 2018. There were no related benefits or provisions for the years ended December 31, 2020 or 2019.

The following table presents the reconciliation of the (benefit from) provision for income taxes with the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes for the year ended December 31, 2018 (in thousands):

2018
Income before taxes	$1,600
Less: Income from non-taxable entities	(685)
Income attributable to taxable subsidiaries before income taxes	$915

Federal benefit from income taxes at statutory rate	192
Nondeductible portion of transaction costs and loss recognized on classification as held for sale	(719)
Impact of valuation allowance	(1,158)
State income taxes and other	(410)
Total benefit from income taxes - Cole Capital	$(2,095)

The following table presents the components of the benefit from income taxes for the year ended December 31, 2018 (in thousands):

2018
Current
Federal	$(74)
State	(166)
Total current benefit from income taxes	(240)
Deferred
Federal	(1,756)
State	(99)
Total deferred benefit from income taxes	(1,855)
Total benefit from income taxes - Cole Capital	$(2,095)

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Note 15 – Related Party Transactions and Arrangements

Cole Capital

Through February 1, 2018, the Company was contractually responsible for managing the CCIT II, CCIT III, CCPT V, CIM Real Estate Finance Trust, Inc. (formerly known as Cole Credit Property Trust IV, Inc.) (“CCPT IV” and, collectively with CCIT III and CCPT V, the “CMFT REITs”) and CIM Income NAV, Inc. (formerly known as Cole Real Estate Income Strategy (Daily NAV), Inc.) (“INAV” and, collectively with the CMFT REITs and CCIT II, the “Cole REITs”) affairs on a day-to-day basis, identifying and making acquisitions and investments on the Cole REITs’ behalf, and recommending to the respective board of directors of each of the Cole REITs an approach for providing investors with liquidity. In addition, the Company was responsible for raising capital for certain Cole REITs, advised them regarding offerings, managed relationships with participating broker-dealers and financial advisors, and provided assistance in connection with compliance matters relating to the offerings. The Company received compensation and reimbursement for services relating to the Cole REITs’ offerings and the investment, management and disposition of their respective assets, as applicable. As discussed in Note 14 —Discontinued Operations, on February 1, 2018, the Company completed the sale of Cole Capital. The Cole Capital financial results are reflected in the consolidated statements of operations as discontinued operations for all periods presented. As a result of the sale of Cole Capital, the Cole REITs are no longer affiliated with the Company.

During the year ended December 31, 2018, the Company earned $8.0 million, respectively of offering-related, transaction services and management fees and reimbursements from the Cole REITs. No such fees were earned during the years ended December 31, 2020 and 2019.

Investment in the Retained REITs

On February 1, 2018, the Company sold certain of its equity investments, recognizing a gain of $0.6 million, which is included in other income, net in the accompanying consolidated statement of operations for the year ended December 31, 2018, to the Cole Purchaser. As of December 31, 2020 and December 31, 2019, the Company owned aggregate equity investments of $7.3 million and $7.6 million, respectively, in CCIT II and CMFT. During each of the years ended December 31, 2020 and 2019, the Company recognized a loss of $0.3 million related to the change in fair value, which is included in other income, net in the accompanying consolidated statements of operations. During the year ended December 31, 2018, the Company recognized a $5.1 million gain from measuring its equity investments at fair value after the investments were no longer accounted for using the equity method, which is included in other income, net in the accompanying consolidated statements of operations.

Note 16 – Net Income (Loss) Per Share/Unit

Net Income (Loss) Per Share

With respect to the years ended December 31, 2019 and 2018, the General Partner’s unvested Restricted Shares contained non-forfeitable rights to dividends and were considered to be participating securities in accordance with U.S. GAAP and, therefore, were included in the computation of earnings per share under the two-class computation method. With respect to the year ended December 31, 2020, there were no unvested restricted shares. Under the two-class computation method, net losses are not allocated to participating securities unless the holder of the security has a contractual obligation to share in the losses. The unvested Restricted Shares were not allocated losses as the awards did not have a contractual obligation to share in losses of the General Partner. The two-class computation method is an earnings allocation formula that determines earnings per share for each class of shares of Common Stock and participating securities according to dividends declared (or accumulated) and participation rights in undistributed earnings.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

The following is a summary of the basic and diluted net income (loss) per share computation for the General Partner for the years ended December 31, 2020, 2019 and 2018 (dollar amounts in thousands):

	Year Ended December 31,
	2020	2019	2018
Income (loss) from continuing operations	$201,219	$(307,106)	$(91,725)
(Income) loss from continuing operations attributable to non-controlling interests	(91)	6,753	2,344
Net income (loss) attributable to the General Partner	201,128	(300,353)	(89,381)
Dividends to preferred shares and units	(44,590)	(68,488)	(71,892)
Net income (loss) from continuing operations available to the General Partner	156,538	(368,841)	(161,273)
Earnings allocated to participating securities	—	—	(42)
Income from discontinued operations, net of income taxes	—	—	3,695
Income from discontinued operations attributable to limited partners	—	—	(88)
Net income (loss) available to common stockholders used in basic net income per share	156,538	(368,841)	(157,708)
Income attributable to limited partners	150	—	—
Net income (loss) used in diluted net income per share	$156,688	$(368,841)	$(157,708)

Weighted average number of Common Stock outstanding - basic	217,548,175	199,627,994	193,818,454
Effect of Limited Partner OP Units and dilutive securities	313,830	—	—
Weighted average number of common shares - diluted	217,862,005	199,627,994	193,818,454

Basic and diluted net income (loss) per share from continuing operations attributable to common stockholders	$0.72	$(1.85)	$(0.83)
Basic and diluted net income per share from discontinued operations attributable to common stockholders	$—	$—	$0.02
Basic and diluted net income (loss) per share attributable to common stockholders	$0.72	$(1.85)	$(0.81)

The following were excluded from diluted net income (loss) per share attributable to common stockholders, as the effect would have been antidilutive:

	Year Ended December 31,
	2020	2019	2018
Weighted average unvested Restricted Shares and Restricted Stock Units(1)	—	318,810	84,074
Weighted average stock options (1)	—	104,052	—
Weighted average Limited Partner OP Units	—	3,596,102	4,745,101

(1)	Net of assumed repurchases in accordance with the treasury stock method.

Net Income (Loss) Per Unit

The following is a summary of the basic and diluted net income (loss) per unit attributable to common unitholders, which includes all common General Partner unitholders and limited partner unitholders, for the years ended December 31, 2020, 2019 and 2018 (dollar amounts in thousands):

	Year Ended December 31,
	2020	2019	2018
Income (loss) from continuing operations	$201,219	$(307,106)	$(91,725)
Loss from continuing operations attributable to non-controlling interests	59	102	154
Net income (loss) attributable to the Operating Partnership	201,278	(307,004)	$(91,571)
Dividends to preferred units	(44,590)	(68,488)	(71,892)
Net income (loss) from continuing operations available to the Operating Partnership	156,688	(375,492)	(163,463)
Earnings allocated to participating units	—	—	(42)
Income from discontinued operations, net of income taxes	—	—	3,695
Net income (loss) used in basic and diluted net income per unit	$156,688	$(375,492)	$(159,810)

Weighted average number of common units outstanding - basic	217,703,031	203,224,097	198,563,555
Effect of dilutive securities	158,974	—	—
Weighted average number of common units - diluted	217,862,005	203,224,097	198,563,555

Basic and diluted net income (loss) per unit from continuing operations attributable to common unitholders	$0.72	$(1.85)	$(0.83)
Basic and diluted net income per unit from discontinued operations attributable to common unitholders	$—	$—	$0.02
Basic and diluted net income (loss) per unit attributable to common unitholders	$0.72	$(1.85)	$(0.81)

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

The following were excluded from diluted net income (loss) per unit attributable to common unitholders, as the effect would have been antidilutive:

	Year Ended December 31,
	2020	2019	2018
Weighted average unvested Restricted Shares and Restricted Stock Units(1)	—	318,810	84,074
Weighted average stock options (1)	—	104,052	—

(1)	Net of assumed repurchases in accordance with the treasury stock method.

Note 17 – Quarterly Results (Unaudited)

Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2020 for the General Partner (in thousands, except share and per share amounts):

	Quarters Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Total revenues	$299,182	$278,997	$295,278	$287,909
Net income (loss)	86,863	54,239	97,983	(37,866)
Net income (loss) attributable to the General Partner	86,808	54,208	97,932	(37,820)
Basic and dilutive net income (loss) per share attributable to common stockholders (1)	$0.34	$0.19	$0.40	$(0.21)

(1)	The sum of the quarterly net income (loss) per share amounts may not agree to the full year net income (loss) per share amounts. The Company calculates net income (loss) per share based on the weighted-average number of outstanding shares of Common Stock during the reporting period. The average number of shares fluctuates throughout the year and can therefore produce a full year result that does not agree to the sum of the individual quarters.

Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2020 for the OP (in thousands, except share and per share amounts):

	Quarters Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Total revenues	$299,182	$278,997	$295,278	$287,909
Net income (loss)	86,863	54,239	97,983	(37,866)
Net income (loss) attributable to the OP	86,870	54,247	97,997	(37,836)
Basic and dilutive net income (loss) per unit attributable to common unitholders (1)	$0.34	$0.19	$0.40	$(0.21)

(1)	The sum of the quarterly net income (loss) per unit amounts may not agree to the full year net income (loss) per unit amounts. The Company calculates net income (loss) per unit based on the weighted-average number of outstanding units during the reporting period. The average number of units fluctuates throughout the year and can therefore produce a full year result that does not agree to the sum of the individual quarters.

VEREIT, INC. and VEREIT OPERATING PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 – (Continued)

Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2019 for the General Partner (in thousands, except share and per share amounts):

	Quarters Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Total revenues (1)	$316,880	$312,188	$303,301	$305,685
Net income (loss)	70,971	292,284	(741,529)	71,168
Net income (loss) attributable to the General Partner	69,304	285,658	(726,440)	71,125
Basic and dilutive net income (loss) per share attributable to common stockholders (2)	$0.27	$1.37	$(3.79)	$0.26

(1)	Includes the fees from managed partnerships to be consistent with the current year presentation.

(2)	The sum of the quarterly net income (loss) per share amounts may not agree to the full year net income (loss) per share amounts. The Company calculates net income (loss) per share based on the weighted-average number of outstanding shares of Common Stock during the reporting period. The average number of shares fluctuates throughout the year and can therefore produce a full year result that does not agree to the sum of the individual quarters.

Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2019 for the OP (in thousands, except share and per share amounts):

	Quarters Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Total revenues (1)	$316,880	$312,188	$303,301	$305,685
Net income (loss)	70,971	292,284	(741,529)	71,168
Net income (loss) attributable to the OP	70,999	292,314	(741,504)	71,187
Basic and dilutive net income (loss) per unit attributable to common unitholders (2)	$0.27	$1.37	$(3.79)	$0.26

(1)	Includes the fees from managed partnerships to be consistent with the current year presentation.

(2)	The sum of the quarterly net income (loss) per unit amounts may not agree to the full year net income (loss) per unit amounts. The Company calculates net income (loss) per unit based on the weighted-average number of outstanding units during the reporting period. The average number of units fluctuates throughout the year and can therefore produce a full year result that does not agree to the sum of the individual quarters.

Note 18 – Subsequent Events

Common Stock Dividend

On February 23, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.462 per share of Common Stock (equaling an annualized dividend rate of $1.848 per share) for the first quarter of 2021 to stockholders of record as of March 31, 2021, which will be paid on April 15, 2021. An equivalent distribution by the Operating Partnership is applicable per OP Unit.

Preferred Stock Dividend

On February 23, 2021, the Company’s Board of Directors declared a monthly cash dividend to holders of the Series F Preferred Stock for April 2021 through June 2021 with respect to the periods included in the table below. The corresponding record and payment dates for each month's Series F Preferred Stock dividend are also shown in the table below. The dividend for the Series F Preferred Stock accrues daily on a 360-day annual basis equal to an annualized dividend rate of $1.675 per share, or $0.1395833 per 30-day month.

Period	Record Date	Payment Date
March 15, 2021 - April 14, 2021	April 1, 2021	April 15, 2021
April 15, 2021 - May 14, 2021	May 1, 2021	May 17, 2021
May 15, 2021 - June 14, 2021	June 1, 2021	June 15, 2021

VEREIT, INC. AND VEREIT OPERATING PARTNERSHIP, L.P.

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

December 31, 2020 – (in thousands)

Schedule II – Valuation and Qualifying Accounts

The following is the analysis of Valuation and Qualifying Accounts for the years ended years ended December 31, 2019 and 2018. There were no similar amounts for the year ended December 31, 2020.

Description	Balance at Beginning of Year		Additions		Deductions		Balance at End of Year
Year Ended December 31, 2019
Allowance for doubtful accounts	$6,309		$—		$(6,309	)(1)	$—
Total	$6,309		$—		$(6,309)		$—
Year Ended December 31, 2018
Reserve for program development costs (2)	$7,632		$651	(3)	$(8,283)		$—
Allowance for doubtful accounts and other reserves	12,683	(4)	2,531		(8,905)		6,309
Unsecured note reserve	15,300		—		(15,300)		—
Total	$35,615		$3,182		$(32,488)		$6,309

(1)	Upon adoption of ASC 842, the Company recognizes all changes in the collectability assessment for an operating lease as an adjustment to rental revenue and does not record an allowance for uncollectable accounts.

(2)	Classified as discontinued operations.

(3)	Represents additions to the reserve during the period from January 1, 2018 through January 31, 2018, prior to the sale of Cole Capital.

(4)	Includes $1.0 million classified as discontinued operations.

VEREIT, INC. AND VEREIT OPERATING PARTNERSHIP, L.P.

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2020 – (in thousands)

Schedule III – Real Estate and Accumulated Depreciation

			Initial Costs (2)
Industry	Number of Properties	Encumbrances at December 31 , 2020 (1)	Land	Buildings, Fixtures and Improvements	Costs Capitalized Subsequent to Acquisition (3)	Gross Amount Carried at December 31, 2020 (4) (5)	Accumulated Depreciation (4) (6)	Date Acquired	Date of Construction
Administration & Support Services	3	$—	$6,537	$35,797	$(4,501)	$37,833	$(7,967)	9/28/2012 - 7/2/2014	1954 - 1986
Agricultural	2	—	1,727	13,422	—	15,149	(4,280)	11/5/2013 - 2/7/2014	2005 - 2009
Education	3	—	3,170	22,706	(3,435)	22,441	(4,739)	11/5/2013 - 2/7/2014	1997 - 2000
Entertainment & Recreation	38	4,749	100,708	356,032	2,048	458,788	(63,432)	9/24/2013 - 2/3/2020	1979 - 2019
Finance	149	128,114	88,122	360,180	(10,518)	437,784	(112,279)	8/1/2010 - 2/7/2014	1880 - 2009
Government & Public Services	7	2,600	4,587	38,090	(2,244)	40,433	(12,387)	12/13/2011 - 6/12/2014	1988 - 2011
Healthcare	6	17,751	15,368	107,840	3,072	126,280	(46,970)	11/21/2012 - 9/30/2014	1980 - 2014
Information & Communication	4	10,367	5,652	56,729	4,076	66,457	(18,827)	6/27/2013 - 9/24/2014	1986 - 2002
Insurance	7	58,798	29,184	236,424	3,772	269,380	(64,530)	11/5/2013 - 2/7/2014	2007 - 2012
Logistics	44	26,100	50,877	299,486	29,358	379,721	(123,707)	9/27/2011 - 5/8/2015	1986 - 2013
Manufacturing	48	150,748	92,446	946,216	(18,831)	1,019,831	(255,355)	4/25/2012 - 11/24/2020	1950 - 2020
Mining & Natural Resources	4	—	1,727	14,644	(2,858)	13,513	(3,013)	6/12/2014 - 9/25/2014	2012 - 2014
Other Services	2	—	2,937	30,794	(987)	32,744	(6,645)	11/5/2013 - 10/9/2018	2014 - 2018
Professional Services	33	97,217	47,520	358,603	8,713	414,836	(122,043)	11/16/2012 - 6/30/2014	1951 - 2014
Rental	56	—	25,044	77,794	(626)	102,212	(19,145)	2/7/2014 - 12/30/2020	1960 - 2009
Restaurants - Casual Dining	545	30,860	406,606	936,599	(18,142)	1,325,063	(291,230)	11/13/2012 - 6/26/2017	1965 - 2012
Restaurants - Quick Service	891	—	412,840	803,854	(37,032)	1,179,662	(277,662)	7/27/2012 - 5/16/2014	1926 - 2013
Retail - Apparel & Jewelry	11	45,872	20,420	161,347	—	181,767	(51,647)	5/17/2013 - 11/10/2020	1980 - 2020
Retail - Department Stores	12	7,705	28,136	77,084	304	105,524	(22,311)	3/28/2013 - 7/16/2014	1982 - 2011
Retail - Discount	810	81,232	201,144	711,594	49,993	962,731	(240,707)	10/31/2011 - 12/21/2018	1940 - 2019
Retail - Electronics & Appliances	12	—	26,192	93,769	5,029	124,990	(20,429)	2/7/2014 - 12/18/2019	1991 - 2012
Retail - Gas & Convenience	175	—	107,424	258,729	(852)	365,301	(76,670)	5/4/2012 - 10/15/2020	1922 - 2016
Retail - Grocery & Supermarket	65	69,243	109,371	437,514	551	547,436	(128,939)	9/27/2012 - 7/17/2019	1965 - 2018
Retail - Hobby, Books & Music	11	—	24,569	113,995	505	139,069	(14,534)	2/7/2014 - 6/20/2019	1986 - 2014

Industry	Number of Properties	Encumbrances at December 31, 2020 (1)	Land	Buildings, Fixtures and Improvements	Costs Capitalized Subsequent to Acquisition (3)	Gross Amount Carried at December 31, 2020 (4) (5)	Accumulated Depreciation (4) (6)	Date Acquired	Date of Construction
Retail - Home & Garden	105	76,815	187,171	508,529	3,545	699,245	(132,185)	11/9/2009 - 12/23/2020	1960 - 2018
Retail - Home Furnishings	51	1,194	78,530	225,249	(4,828)	298,951	(25,843)	9/26/2012 - 12/23/2020	1964 - 2020
Retail - Internet	1	40,800	1,995	54,332	—	56,327	(15,984)	2/7/2014	2011
Retail - Medical Services	58	6,615	16,817	103,492	(2,846)	117,463	(30,681)	8/1/2010 - 9/30/2014	1955 - 2013
Retail - Motor Vehicle	228	21,630	107,294	483,183	3,360	593,837	(155,326)	9/30/2011 - 3/13/2020	1961 - 2018
Retail - Office Supply	2	—	2,698	5,806	—	8,504	(1,664)	2/7/2014	2010 - 2012
Retail - Pet Supply	16	51,250	30,025	166,076	751	196,852	(42,694)	2/7/2014 - 1/5/2018	1996 - 2017
Retail - Pharmacy	196	196,141	202,670	671,059	(22,469)	851,260	(223,869)	10/5/2011 - 6/24/2014	1980 - 2013
Retail - Specialty (Other)	8	1,454	8,390	38,788	797	47,975	(13,383)	4/19/2013 - 6/26/2014	2010 - 2014
Retail - Sporting Goods	27	12,255	62,693	241,454	55	304,202	(47,748)	7/31/2012 - 12/23/2020	1988 - 2020
Retail - Warehouse Clubs	15	74,897	64,195	232,949	407	297,551	(65,057)	2/20/2013 - 2/7/2014	1989 - 2006
Other (7)	150	91,038	168,741	779,435	(58,123)	890,053	(176,252)	8/1/2010 - 12/10/2020	1818 - 2017
	3,795	$1,305,445	$2,743,527	$10,059,594	$(71,956)	$12,731,165	$(2,920,134)

(1)	Excludes a $27.8 million mortgage loan secured by a property classified as held for sale, which will not be transferred to the buyer in the sale transaction .

(2)	Initial costs exclude subsequent impairment charges.

(3)	Consists of capital expenditures and real estate development costs, net of condemnations, easements and impairment charges.

(4)	Gross intangible lease assets of $1.9 billion and the associated accumulated amortization of $943.6 million are not reflected in the table above.

(5)	The aggregate cost for Federal income tax purposes of land, buildings, fixtures and improvements as of December 31, 2020 was $13.4 billion.

(6)	Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings and five to 15 years for building fixtures and improvements.

(7)	Includes eight anchored shopping centers and 20 properties with tenants in multiple industries.

The following is a reconciliation of the gross real estate activity for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	Year Ended December 31,
	2020	2019	2018
Balance, beginning of year	$12,939,229	$13,592,440	$13,577,700
Additions:
Acquisitions	275,581	351,135	437,227
Improvements	31,314	56,446	31,898
Deductions/Other:
Dispositions	(340,290)	(947,403)	(368,808)
Impairments	(102,941)	(81,078)	(84,278)
Reclassified to assets held for sale	(71,481)	(33,724)	(2,997)
Other	(247)	1,413	1,698
Balance, end of year	$12,731,165	$12,939,229	$13,592,440

The following is a reconciliation of the accumulated depreciation for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	Year Ended December 31,
	2020	2019	2018
Balance, beginning of year	$2,727,099	$2,622,879	$2,217,108
Additions:
Depreciation expense	318,535	352,531	497,511
Deductions/Other:
Dispositions	(65,930)	(201,319)	(57,346)
Impairments	(42,346)	(34,847)	(32,147)
Reclassified to assets held for sale	(15,652)	(7,602)	(400)
Other	(1,572)	(4,543)	(1,847)
Balance, end of year	$2,920,134	$2,727,099	$2,622,879

VEREIT, INC. AND VEREIT OPERATING PARTNERSHIP, L.P.

SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE

December 31, 2020 – (in thousands)

Schedule IV – Mortgage Loans on Real Estate

	Year Ended December 31,
	2020	2019	2018
Beginning Balance	$—	$10,164	$20,294
Additions during the year:
Investment in Mezzanine position (1)	9,959	—	—
Deductions during the year:
Sale of loan investments	—	(9,946)	(8,256)
Principal payments received on loan investments	(9,959)	(106)	(897)
Amortization of unearned discounts and premiums	—	(19)	15
Valuation allowance	—	(93)	(992)
Ending Balance	$—	$—	$10,164

(1)	During the year ended December 31, 2020, the Company entered into a Mezzanine position for two last-mile distribution facilities for $10.0 million, which was subsequently repaid in full.